execution




                     $100,000,000 REVOLVING CREDIT FACILITY




                                CREDIT AGREEMENT

                                  by and among

                                 PHYMATRIX CORP.

                                       and

                        THE OTHER BORROWERS PARTY HERETO

                                       and

                             THE BANKS PARTY HERETO

                                       and

                    PNC BANK, NATIONAL ASSOCIATION, As Agent





                            Dated September 17, 1997

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----


1. CERTAIN DEFINITIONS........................................................1

   1.1 Certain Definitions....................................................1

   1.2 Construction..........................................................17
      1.2.1  Number; Inclusion...............................................17
      1.2.2  Determination...................................................17
      1.2.3  Agent's Discretion and Consent..................................17
      1.2.4  Documents Taken as a Whole......................................17
      1.2.5  Headings........................................................17
      1.2.6  Implied References to this Agreement............................17
      1.2.7  Persons.........................................................17
      1.2.8  Modifications to Documents......................................18
      1.2.9  From, To and Through............................................18
      1.2.10 Shall; Will.....................................................18

   1.3 Accounting Principles.................................................18


2. REVOLVING CREDIT FACILITY.................................................18

   2.1 Revolving Credit Commitments..........................................18
      2.1.1 Establishment of Revolving Credit Commitments....................18
      2.1.2 Voluntary Reduction of Commitment................................18

   2.2 Nature of Banks' Obligations with Respect to
       Revolving Credit Loans................................................19

   2.3 Commitment Fees.......................................................19

   2.4 [Reserved]............................................................19

   2.5 Revolving Credit Loan Requests........................................19

   2.6 Making Revolving Credit Loans.........................................20

   2.7 Revolving Credit Notes................................................20

   2.8 Use of Proceeds.......................................................20

   2.9 Letter of Credit Subfacility..........................................21
      2.9.1 Issuance of Letters of Credit....................................21
      2.9.2 Participations...................................................21
      2.9.3 Letter of Credit Fees............................................21
      2.9.4 Disbursements, Reimbursement.....................................21
      2.9.5 Documentation....................................................22
      2.9.6 Determinations to Honor Drawing Requests.........................22
      2.9.7 Nature of Participation and Reimbursement Obligations............22
      2.9.8 Indemnity........................................................23
      2.9.9 Liability for Acts and Omissions.................................24

3. [RESERVED]................................................................24

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----

4. INTEREST RATES............................................................24

   4.1 Interest Rate Options.................................................24
      4.1.1 Revolving Credit Interest Rate Options...........................25
      4.1.2 Interest Rate Margins............................................25
      4.1.3 Rate Quotations..................................................26

   4.2 Interest Periods......................................................26
      4.2.1 Ending Date and Business Day.....................................26
      4.2.2 Amount of Borrowing Tranche......................................26
      4.2.3 Termination Before Expiration Date...............................26
      4.2.4 Renewals.........................................................27

   4.3 Interest After Default................................................27
      4.3.1 Letter of Credit Fees, Interest Rate.............................27
      4.3.2 Other Obligations................................................27
      4.3.3 Acknowledgment...................................................27

   4.4 Euro-Rate Unascertainable.............................................27
      4.4.1 Unascertainable..................................................27
      4.4.2 Illegality; Increased Costs; Deposits Not Available..............28
      4.4.3 Agent's and Bank's Rights........................................28

   4.5 Selection of Interest Rate Options....................................29


5. PAYMENTS..................................................................29

   5.1 Payments..............................................................29

   5.2 Pro Rata Treatment of Banks...........................................29

   5.3 Interest Payment Dates................................................29

   5.4 Voluntary Prepayments.................................................30
      5.4.1 Right to Prepay..................................................30
      5.4.2 Replacement of a Bank............................................31

   5.5 Mandatory Prepayments.................................................31
      5.5.1 Sale of Assets...................................................31
      5.5.2 Application Among Interest Rate Options..........................32

   5.6 Additional Compensation in Certain Circumstances......................32
      5.6.1 Increased Costs or Reduced Return Resulting From Taxes,
      Reserves, Capital Adequacy Requirements, Expenses, Etc.................32
      5.6.2 Indemnity........................................................33


6. REPRESENTATIONS AND WARRANTIES............................................33

   6.1 Representations and Warranties........................................33
      6.1.1 Organization and Qualification...................................34
      6.1.2 Capitalization and Ownership.....................................34

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----

      6.1.3 Subsidiaries.....................................................34
      6.1.4 Power and Authority..............................................34
      6.1.5 Validity and Binding Effect......................................35
      6.1.6 No Conflict......................................................35
      6.1.7 Litigation.......................................................35
      6.1.8 Title to Properties..............................................35
      6.1.9 Financial Statements.............................................36
      6.1.10 Margin Stock....................................................36
      6.1.11 Full Disclosure.................................................37
      6.1.12 Taxes...........................................................37
      6.1.13 Consents and Approvals..........................................37
      6.1.14 No Event of Default; Compliance with Instruments................37
      6.1.15 Patents, Trademarks, Copyrights, Licenses, Etc..................38
      6.1.16 Security Interests..............................................38
      6.1.17 [RESERVED]......................................................38
      6.1.18 Status of the Pledged Collateral................................38
      6.1.19 Insurance.......................................................39
      6.1.20 Compliance with Laws............................................39
      6.1.21 Material Contracts..............................................39
      6.1.22 Investment Companies............................................40
      6.1.23 Plans and Benefit Arrangements..................................40
      6.1.24 Employment Matters..............................................41
      6.1.25 Environmental Matters...........................................42
      6.1.26 Senior Debt Status..............................................43
      6.1.27 Reimbursement from Third Party Payors...........................43

   6.2 Updates to Schedules..................................................43


7. CONDITIONS OF LENDING.....................................................44

   7.1 First Revolving Credit Loans..........................................44
      7.1.1 Officer's Certificate............................................44
      7.1.2 Secretary's Certificate..........................................44
      7.1.3 Delivery of Loan Documents.......................................45
      7.1.4 Opinion of Counsel...............................................45
      7.1.5 Legal Details....................................................45
      7.1.6 Payment of Fees..................................................45
      7.1.7 [RESERVED].......................................................45
      7.1.8 [RESERVED].......................................................45
      7.1.9 Consents.........................................................45
      7.1.10 Officer's Certificate Regarding Material Adverse Changes........45
      7.1.11 No Violation of Laws............................................46
      7.1.12 No Actions or Proceedings.......................................46
      7.1.13 Insurance Policies; Certificates of Insurance; Endorsements.....46
      7.1.14 [RESERVED]......................................................46
      7.1.15 [RESERVED]......................................................46
      7.1.16 Landlord's Waiver...............................................46
      7.1.17 Satisfaction of Special Conditions..............................46

   7.2 Each Additional Revolving Credit Loan.................................47

   7.3 Special Conditions for All Revolving Credit Loans.....................47

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----

8. COVENANTS.................................................................47

   8.1 Affirmative Covenants.................................................47
      8.1.1 Preservation of Existence, Etc...................................47
      8.1.2 Payment of Liabilities, Including Taxes, Etc.....................48
      8.1.3 Maintenance of Insurance.........................................48
      8.1.4 Maintenance of Properties and Leases.............................49
      8.1.5 Maintenance of Patents, Trademarks, Etc..........................49
      8.1.6 Visitation Rights................................................50
      8.1.7 Keeping of Records and Books of Account..........................50
      8.1.8 Plans and Benefit Arrangements...................................50
      8.1.9 Compliance with Laws.............................................50
      8.1.10 Use of Proceeds.................................................51
      8.1.11 Further Assurances..............................................51
      8.1.12 Subordination of Intercompany Revolving Credit Loans............51

   8.2 Negative Covenants....................................................51
      8.2.1 Indebtedness.....................................................51
      8.2.2 Liens............................................................52
      8.2.3 Guaranties.......................................................52
      8.2.4 Loans and Investments............................................53
      8.2.5 Dividends and Related Distributions..............................53
      8.2.6 Liquidations, Mergers, Consolidations, Acquisitions..............53
      8.2.7 Dispositions of Assets or Subsidiaries...........................54
      8.2.8 Affiliate Transactions...........................................54
      8.2.9 Subsidiaries, Partnerships and Joint Ventures....................55
      8.2.10 Continuation of or Change in Business...........................55
      8.2.11 Plans and Benefit Arrangements..................................55
      8.2.12 [RESERVED]......................................................56
      8.2.13 Issuance of Stock...............................................56
      8.2.14 Changes in Organizational Documents.............................56
      8.2.15 Capital Expenditures and Leases.................................57
      8.2.16 Minimum Interest Coverage Ratio.................................57
      8.2.17 Minimum Net Worth...............................................57
      8.2.18 Senior Leverage Ratio...........................................57
      8.2.19 Total Leverage Ratio............................................57

   8.3 Reporting Requirements................................................57
      8.3.1 Monthly Reports..................................................57
      8.3.2 Quarterly Financial Statements...................................58
      8.3.3 Annual Financial Statements......................................58
      8.3.4 Certificate of the Borrowers.....................................58
      8.3.5 Notice of Default................................................59
      8.3.6 Notice of Litigation.............................................59
      8.3.7 Certain Events...................................................59
      8.3.8 Budgets, Forecasts, Other Reports and Information................59
      8.3.9 Notices Regarding Plans and Benefit Arrangements.................60
      8.3.10 Acquisitions Summary............................................61


9. DEFAULT...................................................................62

   9.1 Events of Default.....................................................62
      9.1.1 Payments Under Loan Documents....................................62

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----

      9.1.2 Breach of Warranty...............................................62
      9.1.3 Breach of Negative Covenants on Visitation Rights................62
      9.1.4 Breach of Other Covenants........................................62
      9.1.5 Defaults in Other Agreements or Indebtedness.....................62
      9.1.6 Final Judgments or Orders........................................63
      9.1.7 Loan Document Unenforceable......................................63
      9.1.8 Uninsured Losses; Proceedings Against Assets.....................63
      9.1.9 Notice of Lien or Assessment.....................................63
      9.1.10 Insolvency......................................................63
      9.1.11 Events Relating to Plans and Benefit Arrangements...............63
      9.1.12 Cessation of Business...........................................64
      9.1.13 Change of Control...............................................64
      9.1.14 Involuntary Proceedings.........................................64
      9.1.15 Voluntary Proceedings...........................................65

   9.2 Consequences of Event of Default......................................65
      9.2.1 Events of Default Other Than Bankruptcy, Insolvency or
            Reorganization Proceedings.......................................65
      9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.............65
      9.2.3 Set-off..........................................................66
      9.2.4 Suits, Actions, Proceedings......................................66
      9.2.5 Application of Proceeds..........................................66
      9.2.6 Other Rights and Remedies........................................67

   9.3 Notice of Sale........................................................67


10. THE AGENT................................................................67

   10.1 Appointment..........................................................67

   10.2 Delegation of Duties.................................................67

   10.3 Nature of Duties; Independent Credit Investigation...................68

   10.4 Actions in Discretion of Agent; Instructions from the Banks..........68

   10.5 Reimbursement and Indemnification of Agent by the Borrowers..........68

   10.6 Exculpatory Provisions...............................................69

   10.7 Reimbursement and Indemnification of Agent by Banks..................69

   10.8 Reliance by Agent....................................................70

   10.9 Notice of Default....................................................70

   10.10 Notices.............................................................70

   10.11 Banks in Their Individual Capacities................................70

   10.12 Holders of Notes....................................................71

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----


   10.13 Equalization of Banks...............................................71

   10.14 Successor Agent.....................................................71

   10.15 Agent's Fees........................................................72

   10.16 Availability of Funds...............................................72

   10.17 Calculations........................................................72

   10.18 Beneficiaries.......................................................73


11. MISCELLANEOUS............................................................73

   11.1 Modifications, Amendments or Waivers.................................73
      11.1.1 Increase of Revolving Credit Commitment; Extension
             or Expiration Date..............................................73
      11.1.2 Extension of Payment; Reduction of Principal Interest
             or Fees; Modification of Terms of Payment.......................73
      11.1.3 Release of Collateral or Guarantor..............................73
      11.1.4 Miscellaneous...................................................74

   11.2 No Implied Waivers; Cumulative Remedies; Writing Required............74

   11.3 Reimbursement and Indemnification of Banks by the
        Borrowers; Taxes.....................................................74

   11.4 Holidays.............................................................75

   11.5 Funding by Branch, Subsidiary or Affiliate...........................75
      11.5.1 Notional Funding................................................75
      11.5.2 Actual Funding..................................................75

   11.6 Notices..............................................................76

   11.7 Severability.........................................................76

   11.8 Governing Law........................................................76

   11.9 Prior Understanding..................................................76

   11.10 Duration; Survival..................................................77

   11.11 Successors and Assigns..............................................77

   11.12 Confidentiality.....................................................78

   11.13 Counterparts........................................................78

   11.14 Agent's or Bank's Consent...........................................78

   11.15 Exceptions..........................................................78

   11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL..............................79

                                TABLE OF CONTENTS

Article                                                                    Page
-------                                                                    ----

   11.17 Tax Withholding Clause..............................................79

   11.18 Joinder of Guarantors...............................................80

                         LIST OF SCHEDULE AND EXHIBITS

SCHEDULE


SCHEDULE 1.1(B)       -      REVOLVING CREDIT COMMITMENTS OF BANKS
SCHEDULE 1.1(P)       -      PERMITTED LIENS
SCHEDULE 1.1(PI)      -      PERMITTED INVESTMENTS
SCHEDULE 1.1(S)       -      PERMITTED SUBORDINATED INDEBTEDNESS
SCHEDULE 1.1(T)       -      TEXT OF SUBORDINATION PROVISIONS FOR PERMITTED
                             SUBORDINATED INDEBTEDNESS
SCHEDULE 6.1.1        -      QUALIFICATIONS TO DO BUSINESS
SCHEDULE 6.1.2        -      CAPITALIZATION
SCHEDULE 6.1.3(A)     -      SUBSIDIARIES
SCHEDULE 6.1.3(B)     -      EXCLUDED ENTITIES
SCHEDULE 6.1.7        -      LITIGATION
SCHEDULE 6.1.8        -      OWNED AND LEASED REAL PROPERTY
SCHEDULE 6.1.13       -      CONSENTS AND APPROVALS
SCHEDULE 6.1.15       -      PATENTS, TRADEMARKS, COPYRIGHTS,
                             LICENSES, ETC.
SCHEDULE 6.1.18       -      AGREEMENTS
SCHEDULE 6.1.19       -      INSURANCE POLICIES
SCHEDULE 6.1.23       -      EMPLOYEE BENEFIT PLAN DISCLOSURES
SCHEDULE 6.1.25       -      ENVIRONMENTAL DISCLOSURES
SCHEDULE 8.2.1        -      PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)        -      ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(B)        -      BORROWER AGENCY AGREEMENT
EXHIBIT 1.1(G)        -      GUARANTOR JOINDER
EXHIBIT 1.1(P)        -      FORM OF PERMITTED ACQUISITION CERTIFICATE
EXHIBIT 1.1(R)        -      FORM OF REVOLVING CREDIT NOTE
EXHIBIT 2.5           -      REVOLVING CREDIT LOAN REQUEST
EXHIBIT 8.3.4         -      COMPLIANCE CERTIFICATE

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is dated September 17, 1997 and is made by and among PHYMATRIX CORP., a Delaware corporation and EACH OF THE SUBSIDIARIES LISTED ON THE ATTACHED SUBSIDIARIES SCHEDULE I (each, a "Borrower" and together, the "Borrowers"), each of the Guarantors (as hereinafter defined), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

     WHEREAS, the Borrowers have requested the Banks to provide a revolving credit facility to the Borrowers in an aggregate principal amount not to exceed $100,000,000; and

     WHEREAS, the revolving credit facility shall be used for general corporate purposes, including working capital, capital expenditures and Permitted Acquisitions; and

     WHEREAS, the Banks are willing to provide such credit upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:


                             1. CERTAIN DEFINITIONS

     1.1 Certain Definitions.

     In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

     Accounts shall mean "Accounts" as defined in the Uniform Commercial Code.

     Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 25% or more of any class of the voting or other equity interests of such Person, or (iii) 25% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

     Agent shall mean PNC Bank, National Association, and its successors and assigns.

     Agent's Fees shall have the meaning assigned to that term in Section 10.15.

     Agreement shall mean this Credit Agreement, as the same may be supplemented or amended from time to time, including all schedules and exhibits.

     Annual Statements shall have the meaning assigned to that term in Section 6.1.9(i).

     Applicable Base Rate Margin shall have the meaning assigned to that term in
Section 4.1.2.

     Applicable Euro-Rate Margin shall have the meaning assigned to that term in
Section 4.1.2.

     Assignment and Assumption Agreement shall mean an Assignment and Assumption Agreement by and among a Purchasing Bank, the Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of Exhibit 1.1(A).

     Authorized Officer shall mean those individuals, designated by written notice to the Agent from each of the Borrowers, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. Any Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

     Banks shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

     Base Rate shall mean the greater of (i) the interest rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not necessarily be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Effective Rate plus one-half percent (1/2%) per annum.

     Base Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(i).

     Benefit Arrangement shall mean at any time an "employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the ERISA Group.

     Borrower Agency Agreement shall mean the Borrower Agency Agreement in the form attached hereto as Exhibit 1.1(B) executed by each Borrower and otherwise acceptable to the Agent.

     Borrowers shall mean PhyMatrix and its Subsidiaries; notwithstanding that it is a Subsidiary of PhyMatrix, DASCO shall not be a "Borrower" hereunder and the Excluded Entities now or hereafter existing shall not be "Borrowers" hereunder.

     Borrowing Date shall mean, with respect to any Revolving Credit Loan, the date for the making thereof or the renewal or conversion thereof to the same or a different Interest Rate Option, which shall be a Business Day.

     Borrowing Tranche shall mean specified portions of Revolving Credit Loans outstanding as follows: (i) any Revolving Credit Loans to which a Euro-Rate Option applies which become subject to the same Interest Rate Option under the Revolving Credit Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Revolving Credit Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

     Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

     Cash Flow from Operations for any consecutive four (4) quarter period ending on the date of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense of PhyMatrix for such period determined and consolidated in accordance with GAAP (but excluding that of the Excluded Entities) minus (ii) non-cash credits to net income, of PhyMatrix for such period determined and consolidated in accordance with GAAP (but excluding that of the Excluded Entities) plus (iii) the actual amount of cash dividends paid to a Borrower by an Excluded Entity, as and when received plus (iv) net amounts of the type described in, and for the same period as described in, items (i), (ii) and (iii) in respect of the target of Permitted Acquisitions made during such four (4) quarter period.

     Closing Date shall mean the date hereof.

     Collateral shall mean the Pledged Collateral, the UCC Collateral, the Intellectual Property Collateral and, to the extent required by the Banks, any real property acquired after the Closing Date.

     Commitment Fee shall have the meaning assigned to that term in Section 2.3.

     Consolidated Net Worth shall mean as of any date of determination total stockholders' equity of PhyMatrix as of such date determined and consolidated in accordance with GAAP.

     DASCO shall mean DASCO Development Corporation, a Florida corporation, and DASCO Development West, Inc., a California corporation.

     Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

     Earn-outs shall mean that portion of the total consideration paid or to be paid to the seller by a Loan Party or an Excluded Entity in connection with any acquisition which has occurred prior to the Closing Date or a Permitted Acquisition which is a contingent payment calculated in respect of the post-acquisition performance of a practice or Person and which is not classified as "purchase price" under GAAP at the time of acquisition.

     Environmental Complaint shall mean any written complaint filed with an Official Body pursuant to any Environmental Law setting forth a cause of action for personal or property damage or natural resource damage or equitable relief, order, notice of violation, citation, request for information issued pursuant to any Environmental Laws by an Official Body, subpoena or other written notice of any type relating to, arising out of, or issued pursuant to any of the Environmental Laws or any Environmental Conditions, as the case may be with respect to alleged violations relating to the Property.

     Environmental Conditions shall mean any conditions of the environment, including the workplace, the ocean, natural resources (including flora or fauna), soil, surface water, groundwater, any actual or potential drinking water supply sources, substrata or the ambient air, relating to or arising out of, or caused by the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, emptying, discharging, injecting, escaping, leaching, disposal, dumping, threatened release or other management or mismanagement of Regulated Substances resulting from any Borrower's use of, or operations on, the Property.

     Environmental Laws shall mean all federal, state, local and foreign Laws and regulations, including permits, licenses, authorizations, bonds, orders, judgments, consent decrees issued, or entered into, pursuant thereto, relating to pollution or protection of human health or the environment or employee safety in the workplace.

     ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     ERISA Group shall mean, at any time, the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Internal Revenue Code.

     Euro-Rate shall mean, with respect to the Revolving Credit Loans comprising any Borrowing Tranche to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upward to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates of interest per annum for U.S. Dollars set forth on Telerate display page 3750 or such other display page on the Telerate System as may replace such page to evidence the average of rates quoted by banks designated by the British Bankers' Association (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement as reasonably determined by the Agent) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

                           Telerate page 3750 quoted by British Bankers'
         Euro-Rate =       Association or appropriate successor
                           ---------------------------------------------
                               1.00 - Euro-Rate Reserve Percentage

The Euro-Rate shall be adjusted with respect to any Euro-Rate Option outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrowers of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

     Euro-Rate Option shall mean the option of the Borrowers to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 4.1.1(ii).

     Euro-Rate Reserve Percentage shall mean the maximum percentage (expressed as a decimal rounded upward to the nearest 1/100th of 1%) as determined by the Agent which is in effect during any relevant period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities") of a member bank in such System.

     Event of Default shall mean any of the Events of Default described in
Section 9.1.

     Excluded Entity shall mean any Person less than 80% and greater than 0% of whose capital stock or ownership equity is owned by a Borrower and which is not a Guarantor; if any Person is (or becomes) a Guarantor, then it shall not be an Excluded Entity.

     Expiration Date shall mean, with respect to the Revolving Credit Commitment, September 17, 2000.

     Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100th of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day of which such rate was announced.

     GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts.

     Governmental Acts shall have the meaning assigned to that term in Section 2.9.8.

     Guarantor shall mean each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof pursuant to
Section 11.18, including without limitation, DASCO, but not the Excluded
Entities.

     Guarantor Joinder shall mean a joinder by a Person as a Guarantor under this Agreement, the Guaranty Agreement and the other Loan Documents substantially in the form attached hereto as Exhibit 1.1(G) and acceptable to the Agent.

     Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business and except unsecured guarantees of trade debt relating to the acquisition of goods and supplies.

     Guaranty Agreement shall mean the Guaranty and Suretyship Agreement prepared by and acceptable to the Agent and the Banks on the Closing Date and executed and delivered by the Guarantors to the Agent for the benefit of the Banks.

     Historical Statements shall have the meaning assigned to that term in
Section 6.1.9(i).

     Indebtedness shall mean, as to any Person at any time, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit that is not collateralized, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), (v) except as provided in item (vi), any Guaranty of Indebtedness for borrowed money, or (vi) as to DASCO only, obligations to pay money under performance or completion bonds or guaranties or similar items but only at such time as amounts are required or due to be paid thereunder. For purposes of the covenants set forth in Section 8, the Indebtedness of Excluded Entities shall not be used to calculate the Indebtedness of PhyMatrix and its Subsidiaries unless such is Indebtedness of PhyMatrix and its Subsidiaries excluding Excluded Entities.

     Intellectual Property Collateral shall mean all of the property described in the Patent, Trademark and Copyright Assignment.

     Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties prepared by and acceptable to the Agent and the Banks on the Closing Date.

     Interest Coverage Ratio shall mean for any consecutive four (4) quarter period ending on the date of determination the ratio of (x) Cash Flow from Operations to (y) consolidated interest expense of PhyMatrix (excluding that of Excluded Entities).

     Interest Payment Date shall mean each date specified for the payment of interest in Section 5.3.

     Interest Period shall have the meaning assigned to such term in Section
4.2.

     Interest Rate Option shall mean any Euro-Rate Option or Base Rate Option.

     Interim Statements shall have the meaning assigned to that term in Section 6.1.9(i).

     Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

     Labor Contracts shall mean all employment agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party and its employees.

     Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

     Letter of Credit shall have the meaning assigned to that term in Section 2.9.1.

     Letter of Credit Fee shall have the meaning assigned to that term in
Section 2.9.3.

     Letter of Credit Outstandings shall mean at any time the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations.

     Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

     Loan Documents shall mean this Agreement, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, the Pledge Agreement, the Security Agreement, the Patent, Trademark and Copyright Assignment, documents evidencing liens on or relating to the Property, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

     Loan Parties shall mean the Borrowers and the Guarantors.

     Loan Request shall mean a request for Revolving Credit Loans made in accordance with Section 2.5 or a request to select, convert to or renew a Euro-Rate Option in accordance with Section 4.2.

     Marketable Securities shall mean securities classified as "current assets" according to GAAP and otherwise capable of immediate liquidation.

     Material Adverse Change shall mean any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement, the Note, the Security Agreement or the Loan Documents taken as a whole, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform their Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement, the Note, the Security Agreement or the Loan Documents taken as a whole.

     Minimum Net Worth shall mean the sum of (i) 95% of the net worth of PhyMatrix, calculated on a consolidated basis in accordance with GAAP, as of the end of the quarter ended April 30, 1997 plus (ii) 75% of consolidated net income (determined in accordance with GAAP) of PhyMatrix for each fiscal quarter in which net income was earned (as opposed to a net loss) plus (iii) 100% of all increases in "equity", "Shareholders equity" or "additional paid in capital," or similar items (including equity securities issued and increases in equity effected in connection with Permitted Acquisitions), of PhyMatrix on a consolidated basis (determined in accordance with GAAP) occurring for any reason, all as calculated for the period from the Closing Date through the date of determination.

     Month, with respect to an Interest Period under the Euro-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any Euro-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

     Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which the Borrowers or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

     Multiple Employer Plan shall mean a Plan which has two or more contributing sponsors (including the Borrowers or any member of the ERISA Group) at least two of whom are not under common control, as such a plan is described in Sections 4063 and 4064 of ERISA.

     Notes shall mean collectively and Note shall mean separately all the Revolving Credit Notes of the Borrowers in the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

     Notices shall have the meaning assigned to that term in Section 11.6.

     Obligation shall mean any obligation or liability of any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes, the Letters of Credit or any other Loan Documents.

     Official Body shall mean any national, federal, state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     Partnership Interests shall have the meaning given to such term in Section 6.1.3.

     Patent, Trademark and Copyright Assignment shall mean the Patent, Trademark and Copyright Collateral Assignment prepared by and acceptable to the Agent and the

Banks on the Closing Date executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

     PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

     Permitted Acquisition shall mean the acquisition of Clinical Studies, Ltd. and any other merger, acquisition or the entering into of management arrangements, whether accounted for under GAAP as a purchase or a pooling of interests and regardless of whether the value of the consideration paid or received is comprised of cash, common stock, notes, preferred stock, assets, partnership interests or other means which satisfies all of the following conditions:

     (i) the transaction is initiated and completed with the consent of the target's management; and

     (ii) a Borrower or Excluded Entity shall be the survivor of, or manager under, such transactions or arrangements and shall have voting control of, or management responsibilities for, the target entity or combined entity; and

     (iii) the target is and after the transaction shall be substantially engaged in a Permitted Line of Business; and

     (iv) the Borrowers shall have demonstrated to the Banks that, on a pro forma basis, the consummation of the transaction would not cause or constitute an Event of Default or Potential Default, such demonstration to include calculations relating to the financial covenants in this Agreement;

     (v) such transaction shall have been approved by the Required Banks except that no such approval is required if the Purchase Price does not exceed $15,000,000 individually and if all such transactions' Purchase Prices do not exceed $75,000,000 in the aggregate on an annual basis (provided that the Purchase Price of the acquisition of Clinical Studies, Ltd. shall not be applied to reduce the unused portion of such $75,000,000 amount); and

     (vi) in connection with which PhyMatrix has delivered to the Agent a completed Permitted Acquisition Certificate in the form attached as Exhibit 1.1(P) (a) not less than ten (10) days prior to the consummation thereof for acquisitions which require approval and (b) within five (5) days after the consummation thereof for acquisitions which do not require approval.

     Permitted Interest Rate Protection Agreements shall mean any one or more interest rate swap, cap, collar, hedge or forward agreements or arrangements (conforming to ISDA standards and the counterparty of which is reasonably satisfactory to the Agent) pursuant to which the Borrowers cause a portion of their Indebtedness to bear interest at a fixed or floating rate and containing such intercreditor provisions as may be reasonably required by the Agent and providing for security to the extent permitted by the Agent.

     Permitted Investments shall mean:

     (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

     (ii) commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or P-1 by Moody's Investors Service, Inc. on the date of acquisition;

     (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A+, A-1 or the equivalent or better by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., respectively on the date of acquisition;

     (iv) Permitted Acquisitions;

     (v) other investments existing on the Closing Date listed on Schedule 1.1(PI); and

     (vi) long-term corporate bonds rated A+, A-1 or the equivalent or better by Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., respectively.

     Permitted Liens shall mean:

     (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

     (ii) Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

     (iii) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

     (iv) Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

     (v) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

     (vi) Liens, security interests and mortgages in favor of the Agent for the benefit of the Banks;

     (vii) Liens on property leased by any Loan Party or Subsidiary of a Loan Party under capital and operating leases permitted in Section 8.2.15 securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

     (viii) Any Lien existing on the date of this Agreement and described on
Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

     (ix) Purchase Money Security Interests permitted under Section 8.2.1(v), provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests shall not exceed the lesser of (x) $3,000,000 or (y) 2% of PhyMatrix' tangible assets on a consolidated basis (excluding Excluded Entities) (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));

     (x) The following, (A) if the validity or amount thereof is being contested in good-faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty
(30) days of entry, and in either case they do not materially and adversely affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan
Documents:

          (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

          (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; or

          (3) Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens;

     (xi) Pari passu Liens to secure Permitted Interest Rate Agreements;

     (xii) Liens on assets acquired in Permitted Acquisitions; and

     (xiii) Other Liens not to exceed in the aggregate the lesser of (x) $3,000,000 or (y) 2% of PhyMatrix' tangible assets on a consolidated basis (excluding Excluded Entities).

     Permitted Line of Business shall mean (x) as to Loan Parties other than DASCO, the management of medical services, independent practice associations and specialty care networks, including billing, non-medical staffing and the delivery of medical support services including, among others, radiation, infusion and lithotripsy therapy, diagnostic imaging, home health care and clinical testings and trial services; and (y) as to DASCO, medical facility development management including project and construction management, construction design and engineering, physician recruitment, leasing and marketing assistance and assistance with financing.

     Permitted Subordinated Indebtedness shall mean (i) public subordinated debt, including the $100,000,000 convertible subordinated debt issued by PhyMatrix in June, 1996 and due 2003; (ii) existing subordinated indebtedness described on Schedule 1.1(S); or (iii) Indebtedness subordinated by its terms in accordance with Schedule 1.1(T).

     Person shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

     PhyMatrix shall mean PhyMatrix Corp., a Delaware corporation.

     Plan shall mean at any time an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group.

     Pledge Agreement shall mean the Pledge Agreement prepared by and acceptable to the Agent and the Banks on the Closing Date executed and delivered to the Agent for the benefit of the Banks by any Loan Party with equity or ownership interests in any other Loan Party or Excluded Entity.

     Pledged Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Pledge Agreement.

     PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

     Potential Default shall mean any event or condition which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

     Principal Office shall mean the main banking office of the Agent in Pittsburgh, Pennsylvania.

     Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the UCC Collateral and the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute or Purchase Money Security Interests as permitted hereunder.

     Prohibited Transaction shall mean any prohibited transaction as defined in
Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

     Property shall mean all real property, both owned and leased, of any Loan Party.

     Purchase Money Security Interest shall mean Liens upon personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

     Purchase Price shall mean with respect to any Permitted Acquisition the purchase price paid or other consideration provided, including all forms of consideration (whether cash, common or preferred stock, notes, assets, partnership or other equity interests, or otherwise), all computed irrespective of GAAP and including in all events Indebtedness payable to or incurred, assumed, refinanced or repaid on behalf of sellers (but not by such sellers), in connection with Permitted Acquisitions and including the Borrowers' good faith estimate of the present value of amounts to be paid as Earn-outs in such Permitted Acquisition. The components of typical, hypothetical, historic or prospective Purchase Prices are described in greater detail on Schedule 1.1(C).

     Purchasing Bank shall mean a Bank which becomes a party to this Agreement by executing an Assignment and Assumption Agreement.

     Ratable Share shall mean the proportion that a Bank's Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Banks.

     Regulated Substances shall mean any substance, including any solid, liquid, semisolid, gaseous, thermal, thoriated or radioactive material, refuse, garbage, wastes, chemicals, petroleum products, by-products, co-products, impurities, dust, scrap, heavy metals, any substance defined as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic waste," "hazardous waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," "regulated substance" or any related materials, substances or wastes as now or hereafter defined pursuant to any Environmental Laws, ordinances, rules, regulations or other directives of any Official Body, the generation, manufacture, extraction, processing, distribution, treatment, storage, disposal, transport, recycling, reclamation, use, reuse, spilling, leaking, dumping, injection, pumping, leaching, emptying, discharge, escape, release or other management or mismanagement of which is regulated by the Environmental Laws.

     Reimbursement Obligation shall mean all amounts advanced by the Agent or any Bank pursuant to any Letter of Credit, or any Letter of Credit Fee, including payments to be made pursuant to Section 2.9.4(i).

     Regulation U shall mean Regulation U, T, G or X as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

     Reportable Event means a reportable event described in Section 4043 of ERISA and regulations thereunder with respect to a Plan or Multiemployer Plan.

     Required Banks shall mean (i) if there are no Revolving Credit Loans outstanding, Banks whose Revolving Credit Commitments aggregate at least 66 2/3% of the Revolving Credit Commitments of all of the Banks, or (ii) if there are Revolving Credit Loans outstanding, Banks whose Revolving Credit Loans outstanding aggregate at least 66 2/3% of the total principal amount of the Revolving Credit Loans outstanding hereunder.

     Revolving Credit Commitment shall mean, as to any Bank at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Revolving Credit Commitment for Revolving Credit Loans," and thereafter on Schedule I to the most recent Assignment and Assumption Agreement, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Banks.

     Revolving Credit Loan Request shall have the meaning assigned to such term in Section 2.5.

     Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrowers pursuant to Section 2.1 or 2.9.4 hereof.

     Revolving Facility Usage shall mean at any time the sum of the Revolving Credit Loans outstanding and the Letter of Credit Outstandings.

     Security Agreement shall mean the Security Agreement prepared by and acceptable to the Agent and the Banks on the Closing Date and executed and delivered by each of the Loan Parties to the Agent for the benefit of the Banks.

     Senior Funded Debt shall mean all Indebtedness of PhyMatrix on a consolidated basis (but excluding Excluded Entities) but excluding Permitted Subordinated Indebtedness.

     Senior Leverage Ratio shall mean the ratio of (x)(i) Senior Funded Debt minus (ii) the excess of the cash, cash equivalents and the value of the Marketable Securities of PhyMatrix on a consolidated basis (but excluding Excluded Entities) over $20,000,000 to (y) Cash Flow from Operations for the prior four (4) fiscal quarters.

     Shares shall have the meaning assigned to that term in Section 6.1.2.

     Subsidiary of any Person at any time shall mean (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person's Subsidiaries, or
(ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

     Subsidiary Shares shall have the meaning assigned to that term in Section 6.1.3.

     Total Leverage Ratio shall mean the ratio of (x)(i) the Indebtedness on a consolidated basis minus (ii) the excess of cash, cash equivalents and the value of the Marketable Securities of PhyMatrix on a consolidated basis (but excluding Excluded Entities) over $20,000,000 to (y) Cash Flow from Operations for the prior four (4) fiscal quarters.

     Transferor Bank shall mean the selling Bank pursuant to an Assignment and Assumption Agreement.

     UCC Collateral shall mean the property of the Loan Parties in which security interests are to be granted under the Security Agreement.

     Uniform Commercial Code shall have the meaning assigned to that term in
Section 6.1.16.

     1.2 Construction.

     Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

          1.2.1 Number; Inclusion.

          References to the plural include the singular, the plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

          1.2.2 Determination.

          References to "determination" of or by the Agent or the Banks shall mean good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

          1.2.3 Agent's Discretion and Consent.

          Whenever the Agent or the Banks are granted the right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good-faith and shall not be unreasonably withheld, conditioned or delayed;

          1.2.4 Documents Taken as a Whole.

          The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

          1.2.5 Headings.

          The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

          1.2.6 Implied References to this Agreement.

          Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Documents, as the case may be, unless otherwise specified;

          1.2.7 Persons.

          Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

          1.2.8 Modifications to Documents.

          Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

          1.2.9 From, To and Through.

          Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

          1.2.10 Shall; Will.

          References to "shall" and "will" are intended to have the same meaning.

          1.3 Accounting Principles.

          Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.


                          2. REVOLVING CREDIT FACILITY

     2.1 Revolving Credit Commitments.

          2.1.1 Establishment of Revolving Credit Commitments.

          Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrowers at any time or from time to time on or after the date hereof to the Expiration Date in an aggregate principal amount not to exceed at any one time such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letter of Credit Outstandings. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.

          2.1.2 Voluntary Reduction of Commitment.

          The Borrowers shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to permanently reduce, in a minimum amount of $5,000,000 and whole multiples of $1,000,000 of principal, or terminate the Revolving Credit Commitment, without penalty or premium except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.4 hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Revolving Credit Commitment as so reduced or terminated.

     2.2 Nature of Banks' Obligations with Respect to
         Revolving Credit Loans.

     Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment . The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

     2.3 Commitment Fees.

     Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable Commitment Fee (the "Commitment Fee"), (computed on the basis of a year of 360 days, as the case may be, and actual days elapsed), equal to (x) the average daily difference between the amount of such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the Revolving Facility Usage multiplied by (y) an annual rate of .375% in respect of fiscal quarters in which the ratio of Senior Funded Debt at the end of the relevant quarter to Cash Flow from Operations for the prior four (4) fiscal quarters exceeds 2.0 to 1.0 or .25% per annum in respect of fiscal quarters in which such ratio is less than or equal to
2.0 to 1.0. All Commitment Fees shall be payable in arrears on the first Business Day of each August, November, February and May after the date hereof; such amount shall be calculated based on the period for which the annual and quarterly financial statements are delivered pursuant to Section 8.3 and on the Expiration Date or upon acceleration of the Notes.

     2.4 [Reserved].

     2.5 Revolving Credit Loan Requests.

     Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Banks to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.2, by delivering to the Agent, not later than 10:00 a.m., Pittsburgh time, (i) two (2) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Euro-Rate Option applies or the conversion to or the renewal of the Euro-Rate Option for any Revolving Credit Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Revolving Credit Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5 or a request by telephone immediately confirmed in writing by letter, facsimile in such form (each, a "Revolving Credit Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Revolving Credit Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of $250,000 and not less than $1,000,000 for each Borrowing Tranche to which the Euro-Rate Option applies and not less than the lesser of $250,000 or the maximum amount available for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the Euro-Rate Option or Base Rate Option shall apply to the proposed Revolving Credit Loans comprising the Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the Euro-Rate Option applies, an appropriate Interest Period for the proposed Revolving Credit Loans comprising such Borrowing Tranche.

     2.6 Making Revolving Credit Loans.

     The Agent shall, promptly after receipt by it of a Revolving Credit Loan Request pursuant to Section 2.5, notify the Banks of its receipt of such Revolving Credit Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of such Revolving Credit Loans; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of the Revolving Credit Loans as determined by the Agent in accordance with Section 2.2. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose, fund such Revolving Credit Loans to the Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., Pittsburgh time, on the Borrowing Date, provided that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on the Borrowing Date, and such Bank shall be subject to the repayment obligation in Section 10.16.

     2.7 Revolving Credit Notes.

     The Obligation of each Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Revolving Credit Note dated the Closing Date payable to the order of such Bank in a face amount equal to the Revolving Credit Commitment of such Bank.

     2.8 Use of Proceeds.

     The proceeds of the Revolving Credit Loans shall be used for working capital and general corporate purposes and to fund Permitted Acquisitions.

     2.9 Letter of Credit Subfacility.

          2.9.1 Issuance of Letters of Credit.

          PhyMatrix as agent for the Borrowers may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by delivering to the Agent a completed application and agreement for letters of credit in such form as the Agent may reasonably specify from time to time by no later than 10:00 a.m., Pittsburgh time, at least two (2) Business Days, or such shorter period as may be agreed to by the Agent, in advance of the proposed date of issuance. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Agent will issue a Letter of Credit provided that each Letter of Credit shall
(A) have a maximum maturity of twelve (12) months from the date of issuance, (B) in no event expire later than one Business Day prior to the Expiration Date and provided further that in no event shall (i) the Letter of Credit Outstandings exceed, at any one time, $20,000,000 or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.

          2.9.2 Participations.

          Immediately upon issuance of each Letter of Credit, and without further action, each Bank shall be deemed to, and hereby agrees that it shall, have irrevocably purchased for such Bank's own account and risk from the Agent an individual participation interest in such Letter of Credit and drawings thereunder in an amount equal to such Bank's Ratable Share of the maximum amount which is or at any time may become available to be drawn thereunder, and each such Bank shall be responsible to reimburse the Agent immediately for its Ratable Share of any disbursement under any Letter of Credit which has not been reimbursed by Borrowers in accordance with Section 2.9.4.

          2.9.3 Letter of Credit Fees.

          The Borrowers shall pay (i) to the Agent for the ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the then prevailing Applicable Euro-Rate Margin, and (ii) to the Agent for its own account a fronting fee equal to 1/8% per annum, which fees shall be computed on the daily average Letter of Credit Outstandings and shall be payable quarterly in arrears commencing with the first Business Day of each August, November, February and May following issuance of each Letter of Credit and on the Expiration Date. The Borrowers shall also pay to the Agent for the Agent's sole account the Agent's then in effect customary fees and administrative expense payable with respect to the Letters of Credit as the Agent may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

          2.9.4 Disbursements, Reimbursement.

          (i) The Borrowers shall be obligated immediately to reimburse the Agent for all amounts which the Agent is required to advance pursuant to the Letters of Credit. Such amounts advanced shall become, at the time the amounts are advanced, Revolving Credit Loans from the Banks. Such Revolving Credit Loans shall bear interest at the rate applicable under the Base Rate Option unless the Borrowers elect to have a different Interest Rate Option apply to such Revolving Credit Loans pursuant to and in accordance with the provisions contained in
Section 4.1.

         (ii) The Agent will notify (A) PhyMatrix, as agent for the Borrowers of each demand or presentment for payment or other drawing under each Letter of Credit, and (B) the Banks of the amount required to be advanced pursuant to the Letters of

Credit. Before 10:00 a.m., Pittsburgh time, on the date of any advance the Agent is required to make pursuant to the Letters of Credit, each Bank shall make available such Bank's Ratable Share of such advance in immediately available funds to the Agent.

          2.9.5 Documentation.

          The Borrowers, jointly and severally, agree to be bound by the terms of the Agent's customary and reasonable application and agreement for Letters of Credit and the Agent's written regulations and customary practices relating to Letters of Credit, though such interpretation may be different from the Borrowers' own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

          2.9.6 Determinations to Honor Drawing Requests.

          In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

          2.9.7 Nature of Participation and Reimbursement Obligations.

          The obligation of the Banks to participate in Letters of Credit pursuant to Section 2.9.2 and the obligation of the Banks pursuant to Section
2.9.4 to fund Revolving Credit Loans upon a draw under a Letter of Credit and the Obligations of the Borrowers to reimburse the Agent upon a draw under a Letter of Credit pursuant to Section 2.9 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of such sections under all circumstances, including the following circumstances:

         (i) the failure of any Loan Party or any other Person to comply with the conditions set forth in Sections 2.1, 2.5, 2.6 or 7.2 or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Revolving Credit Loan under Section 2.9.4;

         (ii) any lack of validity or enforceability of any Letter of Credit;

         (iii) the existence of any claim, set-off, defense or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent or other bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

         (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (v) payment by the Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

         (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

         (vii) any breach of this Agreement or any other Loan Document by any party thereto;

         (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

         (ix) the fact that an Event of Default or a Potential Default shall have occurred and be continuing; or

         (x) the Expiration Date shall have passed or this Agreement or the Revolving Credit Commitments hereunder shall have been terminated.

          2.9.8 Indemnity.

         In addition to amounts payable as provided in Section 10.5 the Borrowers hereby agree to protect, indemnify, pay and save harmless the Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which the Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent as determined by a final judgment of a court of competent jurisdiction or
(B) subject to the following clause (ii), the wrongful dishonor by the Agent of a proper demand for payment made under any Letter of Credit or (ii) the failure of the Agent to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

          2.9.9 Liability for Acts and Omissions.

          As between any Loan Party and the Agent, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;
(ii) the validity or sufficiency of any
instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit;
(iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good-faith, shall not put the Agent under any resulting liability to the Borrowers.


                                  3. [RESERVED]


                                4. INTEREST RATES

     4.1 Interest Rate Options.

     Each Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Revolving Credit Loans as selected by PhyMatrix, as agent for such Borrower, from the Base Rate Option or Euro-Rate Option set forth below applicable to the Revolving Credit Loans, it being understood that, subject to the provisions of this Agreement, PhyMatrix, as such agent, may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all the Revolving Credit Loans accruing interest at either the Euro-Rate Option or the Base-Rate Option. If at any time the designated rate applicable to any Revolving Credit Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Revolving Credit Loan shall be limited to such Bank's highest lawful rate.

          4.1.1 Revolving Credit Interest Rate Options.

          PhyMatrix, as agent for the Borrowers, shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit
Loans:

          (i) Base Rate Option: A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Base Rate Margin (as defined in Section 4.1.2), such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; and

         (ii) Euro-Rate Option: A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Euro-Rate plus the Applicable Euro-Rate Margin (as defined in Section 4.1.2) in respect of the Interest Period selected by PhyMatrix.

          4.1.2 Interest Rate Margins

          As used herein in respect of any fiscal quarter, the "Applicable Base Rate Margin" and the "Applicable Euro-Rate Margin" shall be the margins, expressed as percentage points per annum, described below in relation to the ratio of Senior Funded Debt at the end of the relevant quarter to (y) Cash Flow from Operations for the fiscal quarter for which the Borrowers have delivered the material required by Sections 8.3.2 and 8.3.3, annualized in each case to express a period of four (4) rolling quarters beginning with the quarter ended July 31, 1997, adjusted as of the date such statements are due.

         (i) If the ratio is less than or equal to 1.25 to 1.0, then the Applicable Base Rate Margin shall be zero percent (0%) and the Applicable Euro-Rate Margin shall be seven-eighths percent (.875%).

         (ii) If the ratio is greater than 1.25 to 1.0 but less than or equal to
1.6 to 1.0, then the Applicable Base Rate Margin shall be zero percent (0%) and the Applicable Euro-Rate Margin shall be one and one-eighth percent (1.125%).

         (iii) If the ratio is greater than 1.6 to 1.0 but less than or equal to
2.0 to 1.0, then the Applicable Base Rate Margin shall be zero percent (0%) and the Applicable Euro-Rate Margin shall be one and three eighths percent (1.375%).

         (iv) If the ratio is greater than 2.0 to 1.0 but less than or equal to
2.4 to 1.0, then the Applicable Base Rate Margin shall be one eighth of one percent (.125%) and the Applicable Euro-Rate Margin shall be one and five-eighths percent (1.625%).

         (v) If the ratio is greater than 2.4 to 1.0, then the Applicable Base Rate Margin shall be three-eighths percent (.375%) and the Applicable Euro-Rate Margin shall be one and seven-eighths percent (1.875%).

          4.1.3 Rate Quotations.

          PhyMatrix, as agent for the Borrowers, may call the Agent on or before the date on which a Revolving Credit Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

     4.2 Interest Periods.

     At any time when PhyMatrix, as agent for the Borrowers, shall select, convert to or renew a Euro-Rate Option, PhyMatrix shall notify the Agent thereof at least two (2) Business Days prior to the effective date of such Euro-Rate Option by delivering a Revolving Credit Loan Request. The notice shall specify an interest period (the "Interest Period") during which such Interest Rate Option shall apply, such Interest Period to be one, two, three or six Months in the event of a Euro-Rate Option, provided, that:

          4.2.1 Ending Date and Business Day.

          any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          4.2.2 Amount of Borrowing Tranche.

          each Borrowing Tranche of Euro-Rate Revolving Credit Loans shall be in integral multiples of $250,000 and not less than $1,000,000;

          4.2.3 Termination Before Expiration Date.

          PhyMatrix shall not select, convert to or renew an Interest Period for any portion of the Revolving Credit Loans that would end after the Expiration Date; and

          4.2.4 Renewals.

          in the case of the renewal of a Euro-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

     4.3 Interest After Default.

     To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived:

          4.3.1 Letter of Credit Fees, Interest Rate.

          The Letter of Credit Fees and the rate of interest for each Revolving Credit Loan otherwise applicable pursuant to Section 2.9 or Section 4.1 respectively shall be increased by 2.0% per annum; and

          4.3.2 Other Obligations.

          Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option

(including the Applicable Base Rate Margin) plus an additional 2% per annum from the time such Obligation becomes due and payable and until it is paid in full.

          4.3.3 Acknowledgment.

          Each Borrower acknowledges that such increased rates reflect, among other things, the fact that such Revolving Credit Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and, all such interest shall be payable by the Borrowers upon demand by Agent.

     4.4   Euro-Rate Unascertainable.

          4.4.1 Unascertainable.

          If on any date on which a Euro-Rate would otherwise be determined, the Agent shall have determined that:

          (i) adequate and reasonable means do not exist for ascertaining such Euro-Rate, or

          (i) a contingency has occurred which materially and adversely affects the secondary market for negotiable certificates of deposit maintained by dealers of recognized standing relating to the London interbank eurodollar market relating to the Euro-Rate, the Agent shall have the rights specified in
Section 4.4.3.

          4.4.2 Illegality; Increased Costs; Deposits Not Available.

          If at any time any Bank shall have determined that:

          (i) the making, maintenance or funding of any Revolving Credit Loan to which a Euro-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good-faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

          (ii) such Euro-Rate Option will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of any such Revolving Credit Loan, or

          (iii) after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Revolving Credit Loan to which a Euro-Rate Option applies, respectively, are not available to such Bank in the London interbank market, then the Agent shall have the rights specified in Section 4.4.3.

          4.4.3 Agent's and Bank's Rights.

          In the case of any event specified in subsection 4.4.1 above, the Agent shall promptly so notify the Banks and PhyMatrix, as agent for the Borrowers, thereof, and in the case of an event specified in subsection 4.4.2 above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and PhyMatrix. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow PhyMatrix, as agent for the Borrowers, to select, convert to or renew a Euro-Rate Option shall be suspended until the Agent shall have later notified PhyMatrix, in such capacity, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under subsection 4.4.1 of this Section 4.4 and PhyMatrix has previously notified the Agent of its selection of, conversion to or renewal of a Euro-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Revolving Credit Loans. If any Bank notifies the Agent of a determination under subsection 4.4.2 of this Section 4.4, the Borrowers shall, subject to the Borrowers' indemnification Obligations under Section 5.6.2, as to any Revolving Credit Loan of the Bank to which a Euro-Rate Option applies, on the date specified in such notice either convert such Revolving Credit Loan to the Base Rate Option otherwise available with respect to such Revolving Credit Loan or prepay such Revolving Credit Loan in accordance with Section 5.4. Absent due notice from PhyMatrix of conversion or prepayment, such Revolving Credit Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Revolving Credit Loan upon such specified date.

     4.5 Selection of Interest Rate Options.

     If PhyMatrix, as agent for the Borrowers, fails to select a new Interest Period to apply to any Borrowing Tranche of Euro-Rate Revolving Credit Loans at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.2, the Borrowers shall be deemed to have converted such Borrowing Tranche to the Base Rate Option commencing upon the last day of the existing Interest Period.


                                   5. PAYMENTS

     5.1 Payments.

     All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees, Agent's Fees or other fees or amounts due from the Borrowers hereunder shall be payable prior to 11:00 a.m., Pittsburgh time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments (other than the Agent's Fees) shall be made to the Agent at the Principal Office for the ratable accounts of the Banks with respect to the Revolving Credit Loans in U.S. Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, provided that in the event payments are received by 11:00 a.m., Pittsburgh time, by the Agent with respect to the Revolving Credit Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Revolving Credit Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

     5.2 Pro Rata Treatment of Banks.

     Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Facility Fees, Letter of Credit Fees or other fees (except for the Agent's Fees) or amounts due from the Borrowers hereunder to the Banks with respect to the Revolving Credit Loans, shall (except as provided in Section 4.4.2, 5.4.2 or 5.6.1) be made in proportion to the applicable Revolving Credit Loans outstanding from each Bank and, if no such Revolving Credit Loans are then outstanding, in proportion to the Ratable Share of each Bank.

     5.3 Interest Payment Dates.

     Interest on Revolving Credit Loans at the prevailing rate to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each August, November, February and May after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on Revolving Credit Loans to which the Euro-Rate Option applies shall be due and payable on the last day of each Interest Period for those Revolving Credit Loans and, if any such Interest Period is longer than three months, also on the day which is three (3) months after the first day of such Interest Period and the last day of such Interest Period. Interest on mandatory prepayments of principal under Section
5.5 shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Revolving Credit Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

     5.4 Voluntary Prepayments.

          5.4.1 Right to Prepay.

          Each Borrower shall have the right at its option from time to time to prepay the Revolving Credit Loans in whole or part without premium or penalty (except as provided in subsection 5.4.2 below or in Section 5.6):

          (i) at any time with respect to any Revolving Credit Loan to which the Base Rate Option applies,

          (ii) on the last day of the applicable Interest Period with respect to Revolving Credit Loans to which a Euro-Rate Option applies, or

          (iii) on the date specified in a notice by any Bank pursuant to
Section 4.4.2 with respect to any Revolving Credit Loan to which a Euro-Rate Option applies.

          Whenever a Borrower desires to prepay any part of the Revolving Credit Loans, it shall cause PhyMatrix, as its agent, to provide a prepayment notice to the Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of Revolving Credit Loans setting forth the following information:

                  (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made; and

                  (y) a statement indicating the application of the prepayment between the Revolving Credit Loans.

          All prepayment notices shall be irrevocable. The principal amount of the Revolving Credit Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Revolving Credit Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. If a Borrower prepays a Revolving Credit Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Revolving Credit Loans to which the Base Rate Option applies, then to Revolving Credit Loans to which the Euro-Rate Option applies. Any prepayment hereunder shall be subject to the Borrowers' Obligation to indemnify the Banks under Section 5.6.2.

          5.4.2 Replacement of a Bank.

          In the event any Bank (i) gives notice under Section 4.4.2 or Section 5.6.1, (ii) does not fund Revolving Credit Loans because the making of such Revolving Credit Loans would contravene any Law applicable to such Bank, (iii) does not approve any action as to which consent of the Required Banks is requested by PhyMatrix and obtained hereunder, or (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), then PhyMatrix shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, conditioned or delayed to prepay the Revolving Credit Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Revolving Credit Commitment within ninety
(90) days after (w) receipt of such Bank's notice under Section 4.4.2 or 5.6.1,
(x) the date such Bank has failed to fund Revolving Credit Loans because the making of such Revolving Credit Loans would contravene Law applicable to such Bank, (y) the date of obtaining the consent which such Bank has not approved, or
(z) the date such Bank became subject to the control of an Official Body, as applicable; provided that the

Borrowers shall also pay to such Bank at the time of such prepayment any amounts required under Section 5.6 and any accrued interest due on such amount and any related fees; provided, however, that the Revolving Credit Commitment of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent and PhyMatrix; provided, further, the remaining Banks shall have no obligation hereunder to increase their Revolving Credit Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 10.14 and provided that all Letters of Credit have expired or been terminated or replaced.

     5.5 Mandatory Prepayments.

          5.5.1 Sale of Assets.

          In respect of any sale of assets authorized by Section 8.2.7(v) yielding after-tax proceeds in excess of $3,000,000, the Borrowers shall make a mandatory prepayment of principal and accrued interest thereunder on the Revolving Credit Loans equal to the after-tax proceeds of such sale (as estimated in good-faith by the Borrowers). Notwithstanding the foregoing, the Borrowers may apply up to an aggregate of $3,000,000 (after-tax) proceeds of any one or more such sales to the purchase of assets to be used in a Permitted Line of Business and the assets so acquired become Collateral (to the extent and in the manner contemplated in the Loan Documents) for the Obligations subject to a perfected first-priority lien in favor of the Agents on behalf of the Banks, so long as such substitute assets are acquired within ninety (90) days after such sale of assets; if such assets are not so acquired, the Borrowers shall pay the amount required hereunder not later than five (5) days after the end of such ninety (90) day period.

          5.5.2 Application Among Interest Rate Options.

          All prepayments required pursuant to this Section 5.5 shall first be applied among the Interest Rate Options to the principal amount of the Revolving Credit Loans subject to a Base Rate Option, then to Revolving Credit Loans subject to the Euro-Rate Option. In accordance with Section 5.6.2, the Borrowers shall indemnify the Banks for any loss or expense, including loss of margin, incurred with respect to any such prepayments applied against Revolving Credit Loans subject to a Euro-Rate Option on any day other than the last day of the applicable Interest Period. In order to avoid the payment of fees under Section 5.6.2(i) when proceeds of asset sales are to be applied pursuant to this Section 5.5, the Borrowers may establish on terms acceptable to the Banks a cash collateral account with, and under the exclusive control of, the Agent on behalf of the Banks into which proceeds described in this Section 5.5 may be placed and later applied to repay Revolving Credit Loans subject to the Euro-Rate Option at the end of their respective Interest Periods.

     5.6 Additional Compensation in Certain Circumstances.

          5.6.1 Increased Costs or Reduced Return Resulting From Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.

          If any Law, guideline or interpretation or any change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

          (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Revolving Credit Loans or payments by the Borrowers of principal, interest, Commitment Fees, or other amounts due from the Borrowers hereunder or under the Notes (except for taxes on the overall net income of such Bank),

          (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against credits or Revolving Credit Commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

          (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or Revolving Credit Commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank with respect to this Agreement, the Notes or the making, maintenance or funding of any part of the Revolving Credit Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify PhyMatrix, as agent for the Borrowers, and the Agent of the amount determined in good-faith (using any averaging and attribution methods employed in good-faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income or additional expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.

          5.6.2 Indemnity.

          In addition to the compensation required by subsection 5.6.1 of this
Section 5.6, the Borrowers shall indemnify each Bank against all reasonable and customary liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Revolving Credit Loans subject to the Euro-Rate Option) which such Bank sustains or incurs as a consequence of any

          (i) payment, prepayment, conversion or renewal of any Revolving Credit Loan to which the Euro-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

          (ii) attempt by the Borrowers to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any notice relating to Revolving Credit Loan Requests under Section 2.5 or Section 4.2 or prepayments under Section 5.4, or

          (iii) default by any Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Revolving Credit Loan Document, including any failure of any Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

          If any Bank sustains or incurs any such loss or expense, it shall from time to time notify PhyMatrix, as agent for the Borrowers, of the amount determined in good-faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrowers to such Bank ten (10) Business Days after such notice is given.


                        6. REPRESENTATIONS AND WARRANTIES

     6.1 Representations and Warranties.

     The Loan Parties, jointly and severally, represent and warrant to the Agent and each of the Banks as follows (for purposes of this Section 6 other than Sections 6.1.3, 6.1.9 and 6.1.20, the term "Subsidiary" shall be deemed to exclude Excluded Entities):

          6.1.1 Organization and Qualification.

          Each Loan Party and each Subsidiary of each Loan Party is a corporation, limited liability company or partnership, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Loan Party and each Subsidiary of each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts. Each Loan Party and each Subsidiary of each Loan Party is duly licensed or qualified and in good standing in each jurisdiction listed on
Schedule 6.1.1 and in all other jurisdictions where the failure so to license or qualify would have or cause a Material Adverse Change.

          6.1.2 Capitalization and Ownership.

          The authorized capital stock of PhyMatrix (referred to herein as the "Shares") as of the Closing Date is as shown on Schedule 6.1.2. All of the Shares have been validly issued and are fully paid and nonassessable. There are no options, warrants or other rights outstanding to purchase any such shares except as indicated on Schedule 6.1.2.

          6.1.3 Subsidiaries.

          Schedule 6.1.3(A) states the name of each Subsidiary of PhyMatrix, its jurisdiction of incorporation, its authorized capital stock, the issued and outstanding shares (referred to herein collectively as the "Subsidiary Shares") and the owners thereof if it is a corporation and its outstanding limited liability company or partnership interests (the "Partnership Interests") if it is a limited liability company or partnership. PhyMatrix has good and marketable title to all of the Subsidiary Shares and Partnership Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares and Partnership Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests have been made or paid, as the case may be. There are no options, warrants or other rights outstanding to purchase any such Subsidiary Shares or Partnership Interests except as indicated on Schedule 6.1.3(A). Except as shown on Schedule 6.1.3(B), each Subsidiary of PhyMatrix is a Loan Party hereunder and is listed on the signature lines and Schedule 6.1.3(A), as a Guarantor or a Borrower. Schedule 6.1.3(B) lists all Excluded Entities, the jurisdiction of their formation and any Loan Party's equity interest and cash investment therein.

          6.1.4 Power and Authority.

          Each Loan Party has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

          6.1.5 Validity and Binding Effect.

          This Agreement has been duly and validly executed and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

          6.1.6 No Conflict.

          Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws or other organizational documents of any Loan Party or (ii) any Law or of any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents).

          6.1.7 Litigation.

          Except as disclosed on Schedule 6.1.7, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

          6.1.8 Title to Properties.

          The real property owned or leased by each Loan Party and each Subsidiary of each Loan Party is described on Schedule 6.1.8. Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

          6.1.9 Financial Statements.

          (i) Historical Statements. PhyMatrix has delivered to the Agent copies of its audited combined year-end financial statements for and as of the end of the fiscal year ended December 31, 1995, the one month stub period ended January 31, 1996 and the fiscal year ended January 31, 1997 (the "Annual Statements"). In addition, PhyMatrix has delivered to the Agent copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended April 30, 1997 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by PhyMatrix' management, are correct and complete in all material respects and fairly represent the financial condition of PhyMatrix and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

          (i) Financial Projections. PhyMatrix has delivered to the Agent financial projections of PhyMatrix and its Subsidiaries for the years 1998, 1999, 2000 and 2001 derived from various assumptions of PhyMatrix' management.

          (ii) Accuracy of Financial Statements. Neither PhyMatrix nor any Subsidiary of PhyMatrix has any liabilities, contingent or otherwise, or forward or long-term revolving credit commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any revolving credit commitments of PhyMatrix or any Subsidiary of PhyMatrix which may cause a Material Adverse Change. Since January 31, 1997, no Material Adverse Change has occurred.

          6.1.10 Margin Stock.

          None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Revolving Credit Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

          6.1.11 Full Disclosure.

          Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party or Subsidiary of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

          6.1.12 Taxes.

          All federal, state, local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party or Subsidiary of any Loan Party for any period.

          6.1.13 Consents and Approvals.

          Except for the filing of financing statements in the state and county filing offices, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on Schedule 6.1.13, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on Schedule 6.1.13.

          6.1.14 No Event of Default; Compliance with Instruments.

          No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings to be made on the Closing Date under the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties or any Subsidiaries of any Loan Party is in violation in any material respect of (i) any term of its certificate of incorporation, bylaws, or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

          6.1.15 Patents, Trademarks, Copyrights, Licenses, Etc.

          Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted by such Loan Party or Subsidiary, without known conflict with the rights of others. All material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises and permits of each Loan Party and each Subsidiary of each Loan Party are listed and described on Schedule 6.1.15.

          6.1.16 Security Interests.

          The Liens and security interests granted to the Agent for the benefit of the Banks pursuant to the Patent, Trademark and Copyright Assignment, the Pledge Agreement and the Security Agreement in the Collateral (other than the Real Property) constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the "Uniform Commercial Code") or other applicable Law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such Law. Upon the filing of financing statements relating to said security interests in each office and in each jurisdiction where required in order to perfect the security interests described above, taking possession of any stock certificates or other certificates evidencing the Pledged Collateral and recordation of the Patent, Trademark and Copyright Assignment in the United States Patent and Trademark Office and United States Copyright Office, as applicable, all such action as is necessary or advisable to establish such rights of the Agent will have been taken, and there will be upon execution and delivery of the Collateral Assignment, the Patent, Trademark and Copyright Assignment, the Pledge Agreement and the Security Agreement, such filings and such taking of possession, no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by the Borrowers.

          6.1.17 [RESERVED]

          6.1.18 Status of the Pledged Collateral.

          All the shares of capital stock or Partnership Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement and except as the right of the Banks to dispose of the Shares or Partnership Interests may be limited by the Securities Act of 1933, as amended, and the regulations promulgated by the Securities and Exchange Commission thereunder and by applicable state securities laws. There are no Partnership Interests except for the Partnership Interests described on Schedule 6.1.18. The Loan Parties have delivered to the Agent true and correct copies of all partnership agreements under which such Partnership Interests arise.

          6.1.19 Insurance.

          Schedule 6.1.19 lists all insurance policies and other bonds to which any Loan Party or Subsidiary of any Loan Party is a party, all of which are valid and in full force and effect. No notice has been given or claim made and no grounds exist to cancel or avoid any of such policies or bonds or to reduce the coverage provided thereby. Such policies and bonds provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each Loan Party and each Subsidiary of each Loan Party in accordance with prudent business practice in the industry of the Loan Parties and their Subsidiaries.

          6.1.20 Compliance with Laws.

               6.1.20.1 The Loan Parties and their Subsidiaries are in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in subsection 6.1.25) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently doing business except where the failure to do so would not constitute a Material Adverse Change.

               6.1.20.2 Without limiting the foregoing, except as disclosed in PhyMatrix' filings with the Securities and Exchange Commission and timely delivered to the Banks pursuant to Section 8.3, neither the Borrower, any Subsidiary, nor any of their respective stockholders, officers or directors, have engaged on behalf of Borrower or any Subsidiary in any of the following:
(i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program on its own behalf or on the behalf of another, with intent to secure such benefit or payment fraudulently;
(iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid. No activity of the Borrower or any Subsidiary shall be considered to be a breach of this Section, except in the case of a knowing and willful violation thereof, until the Borrowers or such Subsidiary has received notification, written or oral, by a governmental authority of competent jurisdiction as to any such violation.

          6.1.21 Material Contracts.

          To the best of the Loan Parties' knowledge, all material governmental approvals of the Loan Parties are in full force and effect and have not been amended or otherwise modified (except for modifications which would not constitute a Material Adverse Change), rescinded, revoked or assigned, and no notice has been received of any material violation of applicable Laws or any refusal to renew any material approval which could reasonably be expected to cause any such approvals to be modified, rescinded or revoked (except for modifications, rescissions or revocations which would not constitute a Material Adverse Change). The continuation, validity and effectiveness of all such approvals will in no way be adversely affected by the transactions contemplated by this Agreement. No Loan Party knows of any reason why any of them will not be able to maintain, after the Closing Date, all material approvals necessary or appropriate to construct, own, lease, manage, and operate all of their facilities and to otherwise conduct their businesses as now conducted. There are no material deficiencies to the conditions for participation by any Loan Party in any Medicare, Medicaid or other reimbursement programs which would preclude such participation, nor, other than routine, scheduled audits, is there any pending or, to the knowledge of the Borrowers, threatened investigation, proceeding or other action by Medicare or Medicaid to exclude any Loan Party from participation in such programs.

          6.1.22 Investment Companies.

          None of the Loan Parties or any Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

          6.1.23 Plans and Benefit Arrangements.

          Except as set forth on Schedule 6.1.23:

          (i) PhyMatrix, its Subsidiaries and each member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Benefit Arrangements, Plans and Multiemployer Plans. There has been no Prohibited Transaction with respect to any Benefit Arrangement or any Plan or, to the best knowledge of PhyMatrix and its Subsidiaries, with respect to any Multiemployer Plan or Multiple Employer Plan, which could result in any material liability of PhyMatrix, its Subsidiaries or any other member of the ERISA Group. PhyMatrix, its Subsidiaries and all members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or a Multiple Employer Plan or any Law pertaining thereto. With respect to each Plan and Multiemployer Plan, PhyMatrix, its Subsidiaries and each member of the ERISA Group (i) have fulfilled in all material respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of ERISA.

          (ii) To the best of each Loan Parties' knowledge, each Multiemployer Plan and Multiple Employer Plan is able to pay benefits thereunder when due.

          (iii) Neither PhyMatrix, its Subsidiaries nor any other member of the ERISA Group has instituted or intends to institute proceedings to terminate any Plan.

          (iv) No event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

          (v) The aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in, and as of the date of, the most recent actuarial report for such Plan, does not exceed the aggregate fair market value of the assets of such Plan.

          (vi) Neither PhyMatrix, its Subsidiaries nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither PhyMatrix, its Subsidiaries nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Multiple Employer Plan that such Multiemployer Plan or Multiple Employer Plan has been terminated within the meaning of Title IV of ERISA and, to the best knowledge of PhyMatrix and its Subsidiaries, no Multiemployer Plan or Multiple Employer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

          (vii) To the extent that any Benefit Arrangement is insured, PhyMatrix, its Subsidiaries and all members of the ERISA Group have paid when due all premiums required to be paid for all periods through the Closing Date. To the extent that any Benefit Arrangement is funded other than with insurance, PhyMatrix, its Subsidiaries and all members of the ERISA Group have made when due all contributions required to be paid for all periods through the Closing Date.

          (viii) All Plans, Benefit Arrangements and Multiemployer Plans have been administered in accordance with their terms and applicable Law.

          6.1.24   Employment Matters.

          Each of the Loan Parties is in compliance with the Labor Contracts and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would constitute a Material Adverse Change. The Borrowers shall deliver to the Agent upon the Agent's request true and correct copies of each of the Labor Contracts.

          6.1.25 Environmental Matters.

          Except as disclosed on Schedule 6.1.25:

          (i) None of the Loan Parties or any Subsidiaries of any Loan Party has received any Environmental Complaint from any Official Body or private Person alleging that such Loan Party or Subsidiary or any prior or subsequent owner of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. ss. 9601, et seq., and none of the Loan Parties has received notice that such an Environmental Complaint might be received. None of the Loan Parties or any Subsidiary of any Loan Party has received notice of pending or threatened Environmental

Complaints relating to any Loan Party or Subsidiary of any Loan Party or, to any Loan Party's knowledge, any prior or subsequent owner of the Property pertaining to, or arising out of, any Environmental Conditions.

         (ii) Except for conditions, violations or failures which individually and in the aggregate are not reasonably likely to result in a Material Adverse Change, there are no circumstances at, on or under the Property that constitute a breach of or non-compliance with any of the Environmental Laws, and there are no past or present Environmental Conditions at, on or under the Property or, to any Loan Party's knowledge, at, on or under adjacent property, that prevent compliance with the Environmental Laws at the Property.

         (iii) Neither the Property nor any structures, improvements, equipment, fixtures, activities or facilities thereon or thereunder contain or use Regulated Substances except in compliance with Environmental Laws. There are no processes, facilities, operations, equipment or any other activities at, on or under the Property, or, to any Loan Party's knowledge, at, on or under adjacent property, that currently result in the release or threatened release of Regulated Substances onto the Property, except to the extent that such releases or threatened releases are not a breach of or otherwise not a violation of the Environmental Laws or are not likely to result in a Material Adverse Change.

         (iv) There are no aboveground storage tanks, underground storage tanks or underground piping associated with such tanks, used for the management of Regulated Substances at, on or under the Property that (a) do not have, to the extent required by Environmental Laws, a full operational secondary containment system in place, and (b) are not otherwise in compliance with all Environmental Laws. There are no abandoned underground storage tanks or underground piping associated with such tanks, previously used for the management of Regulated Substances at, on or under the Property that have not either been closed in place in accordance with Environmental Laws or removed in compliance with all applicable Environmental Laws and no contamination associated with the use of such tanks exists on the Property that is not in compliance with Environmental Laws.

         (v) Each Loan Party and each Subsidiary of any Loan Party has all material permits, licenses, authorizations, plans and approvals necessary under the Environmental Laws for the conduct of the business of such Loan Party and Subsidiary as presently conducted. Each Loan Party and each Subsidiary of any Loan Party has submitted all material notices, reports and other filings required by the Environmental Laws to be submitted to an Official Body which pertain to past and current operations on the Property.

         (vi) Except for violations which individually and in the aggregate are not likely to result in a Material Adverse Change, all past and present on-site generation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances at, on, or under the Property and all off-site transportation, storage, processing, treatment, recycling, reclamation, disposal or other use or management of Regulated Substances has been done in accordance with the Environmental Laws.

          6.1.26 Senior Debt Status.

          The Obligations of each Loan Party under this Agreement, the Notes, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank superior in priority of payment to all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party or Subsidiary of any Loan Party which secures indebtedness or other obligations of any Person except for Permitted Liens.

          6.1.27 Reimbursement from Third Party Payors.

          The Accounts for the Loan Parties and for the physician groups for which the Borrowers provide management services have been and will continue to be adjusted in all material respects to reflect the reimbursement policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternate delivery systems, managed care systems and other third party payors. In particular, the Accounts relating to such third party payors do not and shall not exceed amounts the relevant Loan Party or physician group is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to the usual charges of such physician group.

     6.2 Updates to Schedules.

     Should any of the information or disclosures provided on any of the Schedules (other than Schedule 6.1.2) attached hereto become outdated or incorrect in any material respect, the Loan Party shall promptly provide the Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that no Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless either (i) such revisions or updates to such Schedules result in, reflect or describe no Material Adverse Change or (ii) until the Required Banks, in their reasonable discretion, shall have accepted in writing such revisions or updates to such Schedule.


                            7. CONDITIONS OF LENDING

     The obligation of each Bank to make Revolving Credit Loans hereunder and of the Agent to issue Letters of Credit is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Revolving Credit Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

     7.1 First Revolving Credit Loans.

     On the Closing Date:

          7.1.1 Officer's Certificate.

          The representations and warranties of each of the Loan Parties contained in Article 6 shall be true and accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof, no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

          7.1.2 Secretary's Certificate.

          There shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

          (i) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents;

          (ii) the names of the officer or officers authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

         (iii) copies of its organizational documents, including its charter and bylaws as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.

          7.1.3 Delivery of Loan Documents.

          The Guaranty Agreement, Notes, Patent, Trademark and Copyright Assignment, Pledge Agreement, Intercompany Subordination Agreement, Security Agreement and the Borrower Agency Agreement shall have been duly executed and delivered to the Agent for the benefit of the Banks, together with all appropriate financing statements and appropriate stock powers and certificates evidencing the Shares and the Partnership Interests.

          7.1.4 Opinion of Counsel.

          There shall be delivered to the Agent for the benefit of each Bank a written opinion of Nutter, McClennen & Fish, LLP, counsel for the Loan Parties (who may rely on the opinions of such other counsel as may be acceptable to the Agent), dated the Closing Date and in form and substance satisfactory to the Agent and its counsel as to the matters required by the Agent and the Banks on the Closing Date.

          7.1.5 Legal Details.

          All legal details and proceedings in connection with the transactions contemplated by the Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

          7.1.6 Payment of Fees.

          The Borrowers shall pay or cause to be paid to the Agent for itself and for the account of the Banks to the extent not previously paid the appropriate fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

          7.1.7 [RESERVED]

          7.1.8 [RESERVED].

          7.1.9 Consents.

          All material consents required to effectuate the transactions contemplated hereby as set forth on Schedule 6.1.13 shall have been obtained except that the Borrowers are only required to use their best efforts to obtain landlord waivers.

          7.1.10 Officer's Certificate Regarding Material Adverse Changes.

          Since January 31, 1997 , no Material Adverse Change in the condition of the Loan Parties or Subsidiaries of any Loan Parties, taken as a whole, shall have occurred; prior to the Closing Date, there shall be no material adverse change in the management of the Borrowers taken as a whole; and there shall be delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

          7.1.11 No Violation of Laws.

          The making of the Revolving Credit Loans shall not contravene any Law applicable to any Loan Party or any of the Banks.

          7.1.12 No Actions or Proceedings.

          No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of this Agreement or the consummation of the transactions contemplated hereby or which, in the Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          7.1.13 Insurance Policies; Certificates of Insurance; Endorsements.

          The Loan Parties shall deliver evidence acceptable to the Agent that adequate insurance in compliance with Section 8.1.3 is in full force and effect and that all premiums then due thereon have been paid, together with a certified copy of each Loan Party's casualty insurance policy or policies evidencing coverage satisfactory to the Agent, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Agent and its counsel naming the Agent as additional insured, mortgagee and lender loss payee.

          7.1.14 [RESERVED]

          7.1.15 [RESERVED]

          7.1.16 Landlord's Waiver.

          The Loan Parties shall have delivered (or shall have certified their best efforts to obtain) an executed Landlord's Waiver prepared by and acceptable to the Agent and the Banks on the Closing Date from the lessor for each leased Collateral location, as listed on Schedule A to the Security Agreement.

          7.1.17 Satisfaction of Special Conditions.

          The applicable conditions described in Section 7.3 shall have been satisfied.

     7.2 Each Additional Revolving Credit Loan.

     At the time of making any Revolving Credit Loans or issuing any Letters of Credit other than Revolving Credit Loans made or Letters of Credit issued on the Closing Date, and after giving effect to the proposed borrowings: the representations and warranties of the Loan Parties contained in Article 6 shall be true in all material respects on and as of the date of such additional Revolving Credit Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied in all material respects with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing or shall exist; the making of the Revolving Credit Loans or issuance of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Banks; PhyMatrix, as agent for the Borrowers, shall have delivered to the Agent a duly executed and completed Revolving Credit Loan Request or application for a Letter of Credit as the case may be; and the applicable conditions described in
Section 7.3 shall have been satisfied.

     7.3 Special Conditions for All Revolving Credit Loans.

     Notwithstanding the other provisions of this Agreement, no Bank shall be obligated to make any Revolving Credit Loan if the Senior Leverage Ratio exceeds
3.5 to 1 for the prior four (4) fiscal quarters.


                                  8. COVENANTS

     8.1 Affirmative Covenants.

     The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Revolving Credit Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Revolving Credit Commitments, the Borrowers shall comply in all material respects at all times with the following affirmative covenants (for purposes of this Section 8.1, the term "Subsidiary" shall be deemed to exclude Excluded Entities):

          8.1.1 Preservation of Existence, Etc.

          Each Loan Party shall, and shall cause each of its Subsidiaries which has assets to, maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

          8.1.2 Payment of Liabilities, Including Taxes, Etc.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good-faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not result in any additional liability which would have or cause a Material Adverse Change, provided that the Loan Parties and their Subsidiaries will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

          8.1.3 Maintenance of Insurance.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Agent. The Loan Parties shall deliver (x) on the Closing Date and annually thereafter an original certificate of insurance signed by the Loan Parties' independent insurance broker describing and certifying as to the existence of the insurance on the Collateral required to be maintained by this Agreement and the other Loan Documents, together with a copy of the endorsement described in the next sentence attached to such certificate and (y) from time to time a summary schedule indicating all insurance then in force with respect to each of the Loan Parties. Such policies of insurance shall contain special endorsements to the extent commercially available, in form and substance reasonably acceptable to the Agent, which shall, except with respect to items or types of insurance which by their nature do not generally so specify or provide (such as workers' compensation, professional liability or errors and omissions coverage) (i) specify the Agent as an additional insured, lender loss payee as its interests may appear, with the understanding that any obligation imposed upon the insured (including the liability to pay premiums) shall be the sole obligation of the applicable Loan Parties and not that of the insured, (ii) to the extent generally available, provide that the interest of the Banks shall be insured regardless of any breach or violation by the applicable Loan Parties of any warranties, declarations or conditions contained in such policies or any action or inaction of the applicable Loan Parties or others insured under such policies, (iii) provide a waiver of any right of the insurers to set off or counterclaim or any other deduction, whether by attachment or otherwise, (iv) to the extent generally available, provide that any and all rights of subrogation which the insurers may have or acquire shall be, at all times and in all respects, junior and subordinate to the prior payment in full of the Indebtedness hereunder and that no insurer shall exercise or assert any right of subrogation until such time as the Indebtedness hereunder has been paid in full and the Revolving Credit Commitments have terminated, (v) provide, except in the case of public liability insurance and workmen's compensation insurance, that all insurance proceeds for losses of less than $2,000,000 shall be adjusted with and payable to the applicable Loan Parties and that all insurance proceeds for losses of more than $2,000,000 or more shall be adjusted with and payable to the Agent, (vi) include effective waivers by the insurer of all claims for insurance premiums against the Agent, (vii) provide that no cancellation of such policies for any reason nor any material reduction in the terms and conditions of coverage therein shall be effective until at least thirty (30) days after receipt by the Agent of written notice of such cancellation or change, (viii) be primary without right of contribution of any other insurance carried by or on behalf of any additional insureds with respect to their respective interests in the Collateral, and (ix) provide that inasmuch as the policy covers more than one insured, all terms, conditions, insuring agreements and endorsements (except limits of liability) shall operate as if there were a separate policy covering each insured. The applicable Loan Parties shall notify the Agent promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. Any monies received by the Agent constituting insurance proceeds or condemnation proceeds may, at the option of the Agent, (i) be applied by the Agent to the payment of the Revolving Credit Loans in such manner as the Agent may reasonably determine, or (ii) be disbursed to the applicable Loan Parties on such terms as are deemed reasonably appropriate by the Agent for the repair, restoration and/or replacement of property in respect of which such proceeds were received; provided that proceeds shall be applied as the Loan Parties direct if, either (x) there are no principal amounts of Revolving Credit Loans outstanding either at the time of such casualty and at the time of the payment of such proceeds or (y) within fifteen (15) Business Days of such a casualty in respect of tangible property, the Loan Parties demonstrate to the reasonable satisfaction of the Banks that such tangible property can be replaced within 45 days.

          8.1.4 Maintenance of Properties and Leases.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear, condemnation or insured casualty excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof if the failure to do so would cause or constitute a Material Adverse Change.

          8.1.5 Maintenance of Patents, Trademarks, Etc.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in full force and effect all patents, trademarks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

          8.1.6 Visitation Rights.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Agent or any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request and, in all events, during each of the four (4) fiscal quarters following the Closing Date, provided that each Bank shall provide the Borrowers and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit or visit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit or visit to be performed by the Agent.

          8.1.7 Keeping of Records and Books of Account.

          The Loan Parties shall maintain and keep proper books of record and account which enable the Loan Parties to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the

Loan Parties, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

          8.1.8 Plans and Benefit Arrangements.

          PhyMatrix shall, and shall cause each member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, PhyMatrix shall cause all of its Plans and all Plans maintained by any member of the ERISA Group to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

          8.1.9 Compliance with Laws.

          Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

          8.1.10 Use of Proceeds.

          The Borrowers will use the proceeds of the Revolving Credit Loans only for lawful purposes in accordance with Sections 2.8 and such uses shall not contravene any applicable Law or any other provision hereof.

          8.1.11 Further Assurances.

          Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Agent's Lien on and Prior Security Interest in the Collateral as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

          8.1.12 Subordination of Intercompany Revolving Credit Loans.

          Each Loan Party shall cause any intercompany Indebtedness, loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

     8.2 Negative Covenants.

     The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Revolving Credit Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Revolving Credit Commitments, the Loan Parties shall comply with the following negative covenants (for purposes of this Section 8.2, the term "Subsidiary" shall be deemed to exclude Excluded Entities):

          8.2.1 Indebtedness.

          Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness under the Loan Documents;

          (ii) Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof, provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;

          (iii) Capitalized leases as and to the extent not prohibited by
Section 8.2.15;

          (iv) Indebtedness which is subordinated in accordance with the provisions of Section 8.1.12;

          (v) Indebtedness secured by Purchase Money Security Interests not exceeding the lesser of $3,000,000 or two percent (2%) of the Borrowers' tangible assets;

          (vi) Indebtedness of a Loan Party to another Loan Party other than to, or for the benefit of, DASCO except as permitted by Sections 8.2.4(v) and 8.2.4(vi);

          (vii) Permitted Subordinated Indebtedness;

          (vii) Unsecured or secured debt incurred through Permitted Interest Rate Protection Agreements;

          (ix) Indebtedness secured by Permitted Liens;

          (x) Unsecured or secured debt payable as part of the Purchase Price in Permitted Acquisitions;

          (xi) Existing Indebtedness assumed as part of a Permitted Acquisition; and

          (xii) Indebtedness of the type described in, and permitted under,
Section 8.2.8(ii).

          8.2.2 Liens.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens and no Loan Party shall agree with any Person other than the Agent and the Banks pursuant to this Agreement not so to incur, assume or suffer to exist any Lien.

          8.2.3 Guaranties.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for (a) Guaranties of Indebtedness of the Loan Parties permitted hereunder, (b) existing Guaranties assumed as part of a Permitted Acquisition, and (c) a guarantee provided by PhyMatrix in respect of Indebtedness of Radcorp, Inc. under a master equipment lease involving a lease obligation not in excess of $4,500,000.

          8.2.4 Loans and Investments.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:

          (i) trade credit extended on usual and customary terms in the ordinary course of business;

          (ii) advances to employees to meet expenses incurred by such employees in the ordinary course of business;

          (iii) Permitted Investments;

          (iv) except as provided in item (v) below, loans, advances and investments in other Loan Parties, other than in, or for the benefit of, DASCO;

          (v) loans, advances, guaranties and investments made by the Borrowers in or for the benefit of DASCO (x) made at any time when no Revolving Credit Loans are outstanding and (y) made at any time when Revolving Credit Loans are outstanding so long as they do not exceed $5,000,000 in the aggregate at any one time; and

          (vi) advances, loans, guaranties and investments in or for the benefit of DASCO or any Excluded Entities or third parties permitted by Section 8.2.8(ii).

          8.2.5 Dividends and Related Distributions.

          Each of the Loan Parties shall not make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock or partnership interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor) or partnership interests, except dividends or other distributions payable to another Loan Party.

          8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that any Loan Party may consolidate or merge into another Loan Party and any Loan Party may make a Permitted Acquisition, any Loan Party or Subsidiary with no assets may dissolve or be liquidated, and any Loan Party may merge if it is the surviving entity, but no Borrower may merge unless the surviving entity is a Borrower.

          8.2.7 Dispositions of Assets or Subsidiaries.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest or partnership interests of a Subsidiary of such Loan Party), except:

          (i) transactions involving the sale of inventory in the ordinary course of business;

          (ii) any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of the Loan Party's business;

          (iii) any sale, transfer or lease of assets by any Loan Party to a Borrower;

          (iv) any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 8.2.15, provided such substitute assets are subject to the Banks' Prior Security Interest;

          (v) any sale, transfer or lease of assets, other than those specifically excepted pursuant to clauses (i) through (iv) above, which is approved by the Required Banks so long as the after-tax proceeds (as reasonably estimated by the Borrowers) are applied as a mandatory prepayment of the Revolving Credit Loans in accordance with the provisions of Section 5.5.1 above; or

          (vi) any sale, transfer or lease of assets not otherwise described in clauses (i) through (v) which involves assets, the value of which, when added to all other such sales, transfers or leases, does not exceed 5.0% of the Consolidated Net Worth of PhyMatrix as of the latest financial reporting date.

          8.2.8 Affiliate Transactions.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

          (i) enter into or carry out any transaction with any Affiliate (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party) unless such transaction is not otherwise prohibited by this Agreement, is entered into upon fair and reasonable arm's-length terms and conditions which, upon the Agent's request, are fully disclosed to the Agent and is in accordance with all applicable Law; or

          (ii) whenever the outstanding amount of the Revolving Credit Loans is greater than zero ($0), provide any guarantee, make any investment in, incur any Indebtedness for or on behalf of or make any loan or any payment or transfer of the type described in Section 8.2.5 to or for the benefit of DASCO or any Excluded Entity or third party in an amount in the aggregate exceeding at any one time $25,000,000.

          8.2.9 Subsidiaries, Partnerships and Joint Ventures.

               8.2.9.1 Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries except Excluded Entities other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Subsidiary formed or acquired by any Loan Party after the Closing Date which joins this Agreement as a Guarantor pursuant to Section 11.18, provided that the Required Banks shall have consented to such formation and joinder if required by Section 8.2.9.2, and that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Agent in the assets held by, and stock of or other ownership interests in, such Subsidiary. Each of the Loan Parties shall not become or agree to become a general or limited partner in any general or limited partnership or a joint venturer in any joint venture, except that the Loan Parties may be general or limited partners in other Loan Parties. Any Person 80% or more of whose capital stock or equity is owned by a Borrower shall be a Guarantor or Borrower and shall not be an Excluded Entity.

               8.2.9.2 Designation of or Change in Excluded Entity Status.

               Without the consent of the Banks, (x) no Loan Party may be designated by the Borrowers as an Excluded Entity and (y) no Excluded Entity may later cease to be an Excluded Entity unless such person becomes a Borrower or the ownership of such Person by the Loan Parties is reduced to zero.

          8.2.10 Continuation of or Change in Business.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than a Permitted Line of Business, and such Loan Party or Subsidiary shall not permit any material change in such business.

          8.2.11 Plans and Benefit Arrangements.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to do any of the following if it would result in a Material Adverse
Change:

          (i) fail to satisfy the minimum funding requirements of ERISA and the Internal Revenue Code with respect to any Plan;

          (ii) request a minimum funding waiver from the Internal Revenue Service with respect to any Plan;

          (iii) engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Change;

          (iv) permit the aggregate actuarial present value of all benefit liabilities (whether or not vested) under each Plan, determined on a plan termination basis, as disclosed in the most recent actuarial report completed with respect to such Plan, to exceed, as of any actuarial valuation date, the fair market value of the assets of such Plan;

          (v) fail to make when due any contribution to any Multiemployer Plan that the Borrowers or any member of the ERISA Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

          (vi) withdraw (completely or partially) from any Multiemployer Plan or withdraw (or be deemed under Section 4062(e) of ERISA to withdraw) from any Multiple Employer Plan, where any such withdrawal is likely to result in a material liability of the Borrowers or any member of the ERISA Group;

          (vii) terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrowers or any member of the ERISA Group;

          (viii) make any amendment to any Plan with respect to which security is required under Section 307 of ERISA; or

          (ix) fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Internal Revenue Code, where such failure is likely to result in a Material Adverse Change.

          8.2.12 [RESERVED].

          8.2.13 Issuance of Stock.

          Each of the Loan Parties other than PhyMatrix shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof.

          8.2.14 Changes in Organizational Documents.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), bylaws or other organizational documents without providing at least thirty (30) calendar days' prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its reasonable discretion, obtaining the prior written consent of the Required Banks.

          8.2.15 Capital Expenditures and Leases.

          Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding $20,000,000 in the aggregate in any fiscal year on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease, or any payments exceeding $30,000,000 in the aggregate in any fiscal year on account of the rental or lease of real or personal property of any other Person which does not constitute a capitalized lease, and all such capital expenditures and leases shall be made under usual and customary terms and in the ordinary course of business.

          8.2.16 Minimum Interest Coverage Ratio.

          The Loan Parties shall not permit the Interest Coverage Ratio, calculated as of the end of each fiscal quarter, to be less than 2.50 to 1.0 for any quarter.

          8.2.17 Minimum Net Worth.

          The Loan Parties shall not at any time permit Consolidated Net Worth to be less than Minimum Net Worth.

          8.2.18 Senior Leverage Ratio.

          The Loan Parties shall not at any time permit the Senior Leverage Ratio to exceed 3.5 to 1.0 for any quarter.

          8.2.19 Total Leverage Ratio.

          The Loan Parties shall not permit the Total Leverage Ratio to exceed at any time 5.5 to 1.0.

          8.3 Reporting Requirements.

          The Loan Parties, jointly and severally, covenant and agree that until payment in full of the Revolving Credit Loans and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Revolving Credit Commitments, the Loan Parties will furnish or cause to be furnished to the Agent and each of the Banks:

          8.3.1 Monthly Reports.

          As soon as available and in any event within thirty (30) calendar days after the end of each calendar month, (i) PhyMatrix' consolidated and consolidating financial statements of PhyMatrix and its Subsidiary, consisting of a balance sheet as of the end of such month and related statements of income, stockholders' equity and cash flows for the month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and (ii) PhyMatrix' statement of operations, describing (A) "line of business" data, (B) "utilization statistics," (C) pending acquisitions, and (D) accounts receivable aging (by class of payor, payee and in the aggregate).

          8.3.2 Quarterly Financial Statements.

          As soon as available and in any event within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, PhyMatrix' report on Form 10-Q and consolidated and consolidating financial statements of PhyMatrix and its Subsidiaries, consisting of a balance sheet as of the end of such fiscal quarter and related statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Officer of the Borrowers as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding (or other appropriate) date and period in the previous fiscal year.

          8.3.3 Annual Financial Statements.

          As soon as available and in any event within ninety (90) days after the end of each fiscal year of PhyMatrix, PhyMatrix' report on Form 10-K and PhyMatrix' and its Subsidiaries consolidated and consolidating financial statements consisting of a balance sheet as of the end of such fiscal year, and related statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by Coopers & Lybrand, L.L.P. or other independent certified public accountants of nationally recognized standing reasonably satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrowers under any of the Loan Documents.

          8.3.4 Certificate of the Borrowers.

          Concurrently with the financial statements of the Borrowers furnished to the Agent and to the Banks pursuant to Sections 8.3.2 and 8.3.3, a certificate of the Borrowers signed by the Chief Executive Officer, President or Chief Financial Officer of each such Borrower, in the form of Exhibit 8.3.4, to the effect that, except as described pursuant to Section 8.3.5, (i) the representations and warranties of each such Borrower contained in Article 6 are true in all material respects on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and each such Borrower has performed and complied with in all material respects all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with all financial covenants contained in Section 8.2.

          8.3.5 Notice of Default.

         Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which the such Loan Party proposes to take with respect thereto.

          8.3.6 Notice of Litigation.

          Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which if adversely determined would constitute a Material Adverse Change.

          8.3.7 Certain Events.

          Written notice to the Agent:

          (i) at least thirty (30) calendar days prior thereto, with respect to any proposed sale or transfer of assets pursuant to Section 8.2.7 (iv) or 8.2.7(v);

          (ii) within the time limits set forth in Section 8.2.14, any amendment to the organizational documents of any Loan Party; and

          (iii) at least thirty (30) calendar days prior thereto, with respect to any change in any Loan Party's locations from the locations set forth in Schedule A to the Security Agreement.

          8.3.8 Budgets, Forecasts, Other Reports and Information.

               8.3.8.1 Promptly upon their becoming available to the Borrowers:

               (i) the annual budget and any forecasts or projections of the Borrowers, to be supplied not later than thirty (30) days prior to commencement of the fiscal year to which any of the foregoing may be applicable,

               (ii) any reports including management letters submitted to the Borrowers by independent accountants in connection with any annual, interim or special audit,

               (iii) any reports, notices or proxy statements generally distributed by the Borrowers to their stockholders on a date no later than the date supplied to the stockholders,

               (iv) regular or periodic reports, including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses, filed by PhyMatrix with the Securities and Exchange Commission,

               (v) a copy of any order in any proceeding to which PhyMatrix or any of its Subsidiaries is a party issued by any Official Body, or

               (vi) such other reports and information as the Banks may from time to time reasonably request.

               8.3.8.2 PhyMatrix, as agent for the Borrowers, shall notify the Banks promptly of the enactment or adoption of any Law which may result in a Material Adverse Change with respect to the Borrowers.

          8.3.9 Notices Regarding Plans and Benefit Arrangements.

               8.3.9.1 Certain Events.

               Promptly upon becoming aware of the occurrence thereof, notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of:

               (i) any Reportable Event with respect to PhyMatrix, its Subsidiaries or any member of the ERISA Group (regardless of whether the obligation to report said Reportable Event to the PBGC has been waived),

               (ii) any Prohibited Transaction which could subject PhyMatrix, its Subsidiaries or any member of the ERISA Group to a civil penalty assessed pursuant to

Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, Benefit Arrangement or any trust created thereunder,

               (iii) any assertion of material withdrawal liability with respect to any Multiemployer Plan,

               (iv) any partial or complete withdrawal from a Multiemployer Plan by PhyMatrix, its Subsidiaries or any member of the ERISA Group under Title IV of ERISA (or assertion thereof), where such withdrawal is likely to result in material withdrawal liability,

               (v) any cessation of operations (by PhyMatrix, its Subsidiaries or any member of the ERISA Group) at a facility in the circumstances described in Section 4063(e) of ERISA,

               (vi) withdrawal by PhyMatrix, its Subsidiaries or any member of the ERISA Group from a Multiple Employer Plan,

               (vii) a failure by PhyMatrix, its Subsidiaries or any member of the ERISA Group to make a payment to a Plan required to avoid imposition of a lien under Section 302(f) of ERISA,

               (viii) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

               (ix) any change in the actuarial assumptions or funding methods used for any Plan, where the effect of such change is to materially increase or materially reduce the unfunded benefit liability or obligation to make periodic contributions.

               8.3.9.2 Notices of Involuntary Termination and Annual Reports.

               Promptly after receipt thereof, copies of (a) all notices received by PhyMatrix, as agent for the Borrowers or any member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by PhyMatrix, its Subsidiaries or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by PhyMatrix, its Subsidiaries or any member of the ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of PhyMatrix, its Subsidiaries or any member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by PhyMatrix, its Subsidiaries or any member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

               8.3.9.3 Notice of Voluntary Termination.

               Promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

          8.3.10 Acquisitions Summary

          Concurrently with the financial statements of the Borrowers furnished to the Agent and the Banks pursuant to Sections 8.3.2 and 8.3.3 a report of all acquisitions for such quarter and year-to-date, showing trailing twelve (12) month Cash Flow from Operations (showing separately any dividends received) and of each of the individual Persons or practices acquired and a disclosure of any Indebtedness assumed or incurred in connection therewith.


                                   9. DEFAULT

     9.1 Events of Default.

         An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

          9.1.1 Payments Under Loan Documents.

          Any Borrower shall fail to pay any principal of any Revolving Credit Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or shall fail to pay any interest on any Revolving Credit Loan or any other amount owing hereunder or under the other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

          9.1.2 Breach of Warranty.

          Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

          9.1.3 Breach of Negative Covenants on Visitation Rights.

          Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.6. or Section 8.2 (other than Sections
8.2.11 or 8.2.14 or 8.2.2 to the extent Section 8.2.2 refers to voluntary acts of the Loan Parties) and not cured within five (5) Business Days;

          9.1.4 Breach of Other Covenants.

          Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of twenty (20) Business Days after any officer of any Loan Party becomes aware of the occurrence thereof (such grace period to be applicable only in the event such default can be remedied by corrective action of the Loan Parties as determined by the Agent in its sole discretion);

          9.1.5 Defaults in Other Agreements or Indebtedness.

          A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $1,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

          9.1.6 Final Judgments or Orders.

          Any final judgments or orders for the payment of money in excess of $1,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

          9.1.7 Loan Document Unenforceable.

          Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

          9.1.8 Uninsured Losses; Proceedings Against Assets.

          There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $1,000,000 or the Collateral or any other of the Loan Parties' assets whose value is in excess of $1,000,000 are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;

          9.1.9 Notice of Lien or Assessment.

          A notice of Lien or assessment in excess of $250,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan Parties' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or if any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

          9.1.10 Insolvency.

          Any Loan Party ceases to be solvent or admits in writing its inability to pay its debts as they mature;

          9.1.11 Events Relating to Plans and Benefit Arrangements.

          Any of the following occurs: (i) any Reportable Event, which the Agent determines in good-faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i), (ii), (iii) or (iv) above, the Agent determines in good-faith that the amount of the Borrowers' liability is likely to exceed 10% of PhyMatrix' Consolidated Net Worth; (v) PhyMatrix, its Subsidiaries or any member of the ERISA Group shall fail to make any contributions when due to a Plan or a Multiemployer Plan; (vi) PhyMatrix, its Subsidiaries or any member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) PhyMatrix, its Subsidiaries or any member of the ERISA Group shall withdraw completely or partially from a Multiemployer Plan; (viii) PhyMatrix, its Subsidiaries or any member of the ERISA Group shall withdraw (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Multiple Employer Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v), (vi), (vii), (viii) or (ix), the Agent determines in good-faith that any such occurrence would be reasonably likely to materially and adversely affect the total enterprise represented by the Borrowers and the other members of the ERISA Group;

          9.1.12 Cessation of Business.

          Any Loan Party ceases to conduct its business as contemplated or such Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof;

          9.1.13 Change of Control.

          Any person or group of persons (within the meaning of Sections 13(a) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) more than fifty percent (50%) of the voting capital stock of PhyMatrix.

          9.1.14 Involuntary Proceedings.

          A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

          9.1.15 Voluntary Proceedings.

          Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

     9.2 Consequences of Event of Default.

          9.2.1 Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.

          If an Event of Default specified under subsections 9.1.1 through
9.1.13 of Section 9.1 shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Revolving Credit Loans or issue Letters of Credit as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to PhyMatrix as agent for the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require each Borrower to, and each Borrower shall thereupon, deposit in a non-interest bearing account with the Agent, as cash collateral for its Obligations under the

Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default to the satisfaction of the Required Banks, the Agent shall return such cash collateral to the Borrowers; and

          9.2.2 Bankruptcy, Insolvency or Reorganization Proceedings.

          If an Event of Default specified under subsections 9.1.14 or 9.1.15 of
Section 9.1 shall occur, the Banks shall be under no further obligations to make Revolving Credit Loans hereunder and the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

          9.2.3 Set-off.

          If an Event of Default shall occur and be continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any branch, Subsidiary or Affiliate of such Bank anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Revolving Credit Loans and all other Obligations of the Borrowers and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrowers or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrowers or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not any Bank or the Agent shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrowers or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Collateral, Guaranty or any other security, right or remedy available to any Bank or the Agent; and

          9.2.4 Suits, Actions, Proceedings.

          If an Event of Default shall occur and be continuing, and whether or not the Agent shall have accelerated the maturity of Revolving Credit Loans to the Borrowers pursuant to any of the foregoing provisions of this Section, the Agent or any Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

          9.2.5 Application of Proceeds.

          From and after the date on which the Agent has taken any action pursuant to this Section 9.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Agent, shall be applied as follows:

          (i) first, to reimburse the Agent and the Banks for reasonable out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with realizing on the Collateral or collection of any Obligations of any of the Loan Parties under any of the Loan Documents, including advances made by the Banks or any one of them or the Agent for the reasonable maintenance, preservation, protection or enforcement of, or realization upon, the Collateral, including advances for taxes, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral;

          (ii) second, to the repayment of all Indebtedness then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

          (iii) the balance, if any, as required by Law; and

          9.2.6 Other Rights and Remedies.

          In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

     9.3 Notice of Sale.

     Any notice required to be given by the Agent of a sale, lease, or other disposition of the Collateral or any other intended action by the Agent, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Borrowers.

                                  10. THE AGENT

     10.1 Appointment.

     Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

     10.2 Delegation of Duties.

     The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 10.5 and 10.6, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     10.3 Nature of Duties; Independent Credit Investigation.

     The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Revolving Credit Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Revolving Credit Loan or at any time or times thereafter.

     10.4 Actions in Discretion of Agent; Instructions from the Banks.

     The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 10.6. Subject to the provisions of
Section 10.6, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

     10.5 Reimbursement and Indemnification of Agent by the Borrowers.

     The Borrowers jointly and severally unconditionally agree to pay or reimburse the Agent and save the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel, appraisers and environmental consultants, incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents,
(ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if PhyMatrix was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or if the same results from a compromise or settlement agreement entered into without the consent of PhyMatrix, which shall not be unreasonably withheld. In addition, the Borrowers agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

     10.6 Exculpatory Provisions.

     Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or Affiliates shall be liable to any of the Loan Parties for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Revolving Credit Loans or any of the Loan Documents.

     10.7 Reimbursement and Indemnification of Agent by Banks.

     Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to reimburse the Agent (to the extent not reimbursed by the Borrowers and without limiting the Obligation of the Borrowers to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrowers to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

     10.8 Reliance by Agent.

     The Agent shall be entitled to rely upon any writing, telegram, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.9 Notice of Default.

     The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrowers referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

     10.10 Notices.

     The Agent shall promptly send to each Bank a copy of all notices received from PhyMatrix pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify PhyMatrix as agent for the Borrowers and the other Banks of each change in the Base Rate and the effective date thereof.

     10.11 Banks in Their Individual Capacities.

     With respect to its Revolving Credit Commitments and the Revolving Credit Loans made by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make Revolving Credit Loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.

     10.12 Holders of Notes.

     The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     10.13 Equalization of Banks.

     The Banks and the holders of any participations in any Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Notes, except as otherwise provided in Sections 4.4.2, 5.4.2 or 5.6.1. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Revolving Credit Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

     10.14 Successor Agent.

     The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Revolving Credit Loans and its Revolving Credit Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 5.4.2, in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to PhyMatrix as agent for the Borrowers. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of PhyMatrix as agent for the Borrowers, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of PhyMatrix as agent for the Borrowers, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and PhyMatrix as agent for the Borrowers consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this
Article 10 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     10.15 Agent's Fees.

     The Borrowers shall pay to the Agent certain fees (the "Agent's Fees") calculated and paid pursuant to the terms of an engagement letter executed and delivered on or about July 1, 1997, which shall be payable, as required, through the date on which all of the Obligations are satisfied.

     10.16 Availability of Funds.

     Unless the Agent shall have been notified by a Bank prior to the date upon which a Revolving Credit Loan is to be made that such Bank does not intend to make available to the Agent such Bank's portion of such Revolving Credit Loan, the Agent may assume that such Bank has made or will make such proceeds available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrowers a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrowers) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrowers and ending on the date the Agent recovers such amount, at a rate per annum equal to the applicable interest rate in respect of the Revolving Credit Loan.

     10.17 Calculations.

     In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Revolving Credit Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

     10.18 Beneficiaries.

     Except as expressly provided herein, the provisions of this Article 10 are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof (except for the right to grant or withhold consent described in Section 10.14). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.


                                11. MISCELLANEOUS

     11.1 Modifications, Amendments or Waivers.

     With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and PhyMatrix, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; provided, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

          11.1.1 Increase of Revolving Credit Commitment; Extension or Expiration Date.

          Increase the amount of the Revolving Credit Commitment of any Bank hereunder or extend the Expiration Date;

          11.1.2 Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.

          Whether or not any Revolving Credit Loans are outstanding, extend the time for payment of principal or interest of any Revolving Credit Loan, the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Revolving Credit Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise affect the terms of payment of the principal of or interest of any Revolving Credit Loan, the Commitment Fee or any other fee payable to any Bank;

          11.1.3 Release of Collateral or Guarantor.

          Except for sales of assets permitted by Section 8.2.7, release any Collateral, any Guarantor from its Obligations under the Guaranty Agreement or any other security for any of the Loan Parties' Obligations; or

          11.1.4 Miscellaneous.

          Amend Sections 5.2, 10.6 or 10.13 or this Section, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder.

          No agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent or as the issuer of Letters of Credit shall be effective without the written consent of the Agent.

     11.2 No Implied Waivers; Cumulative Remedies; Writing Required.

     No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     11.3 Reimbursement and Indemnification of Banks by the Borrowers; Taxes.

     The Borrowers jointly and severally agree unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrowers' Obligations are set forth in Section 10.5) and to save such Bank harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if PhyMatrix was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrowers shall remain liable to the extent such failure to give notice does not result in a loss to the Borrowers), or (C) if the same results from a compromise or settlement agreement entered into without the consent of PhyMatrix as agent for the Borrowers, which shall not be unreasonably withheld. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrowers hereunder by considering the usage of one law firm to represent the Banks and the Agent if appropriate under the circumstances. The Borrowers jointly and severally agree unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent or any Bank to be payable in connection with this Agreement or any other Loan Document, and the Borrowers jointly and severally agree unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

     11.4 Holidays.

     Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Section 4.2.1 with respect to Interest Periods under the Euro-Rate Option), and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

     11.5 Funding by Branch, Subsidiary or Affiliate.

          11.5.1 Notional Funding.

          Each Bank shall have the right from time to time, without notice to the Borrowers, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 11.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Revolving Credit Loan to which the Euro-Rate Option applies at any time, provided that immediately following (on the assumption that a payment were then due from the Borrowers to such other office), and as a result of such change, the Borrowers would not be under any greater financial obligation pursuant to Section 5.6 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to the Bank's actual methods of making, maintaining or funding the Revolving Credit Loans or any sources of funding actually used by or available to such Bank.

          11.5.2 Actual Funding.

          Each Bank shall have the right from time to time to make or maintain any Revolving Credit Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Revolving Credit Loan subject to the last sentence of this Section. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Revolving Credit Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Revolving Credit Loans to the same extent as if such Revolving Credit Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Revolving Credit Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrowers hereunder or require the Borrowers to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 5.6) which would otherwise not be incurred.

     11.6 Notices.

     All notices, requests, demands, directions and other communications (as used in this Section, collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of facsimile, when received, (b) in the case of hand-delivered notice, when hand-delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile, (d) if given by mail, four (4) days after such communication is deposited in the mail with first-class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of the receipt by it of any such notice.

     11.7 Severability.

     The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     11.8 Governing Law.

     Each Letter of Credit and Section 2.9 shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles and the balance of this Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

     11.9 Prior Understanding.

     This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     11.10 Duration; Survival.

     All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Revolving Credit Loans, issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Revolving Credit Loans or issuance of Letters of Credit, but shall terminate on payment in full of the Revolving Credit Loans. All covenants and agreements of the Loan Parties contained in Sections 8.1, 8.2 and 8.3 herein shall continue in full force and effect from and after the date hereof so long as the Borrowers may borrow or request Letters of Credit hereunder and until termination of the Revolving Credit Commitments and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrowers contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article 5 and Sections 10.5, 10.7 and 11.3, shall survive payment in full of the Revolving Credit Loans, expiration or termination of the Letters of Credit and termination of the Revolving Credit Commitments.

     11.11 Successors and Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of its rights and Obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Revolving Credit Commitment and the Revolving Credit Loans made by it to one or more banks or other entities, subject to the consent of the Borrowers and the Agent with respect to any assignee, such consent not to be unreasonably withheld, and provided that assignments may not be made in amounts less than $5,000,000 and provided further no consent of the Borrowers shall be required (x) if there exists any Potential Default or Event of Default or (y) in the case of any assignment from any Bank to any other Bank or any Affiliate thereof. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Revolving Credit Commitments in Section 2.1 shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrowers shall execute and deliver a new Note to the assignee in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Note to the assigning Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. The assigning Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 9.2.3 (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in clauses 11.1.1, 11.1.2, or 11.1.3 under Section 11.1), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation. Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrowers and the Agent the form of certificate described in Section 11.17 relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning any Loan Party or its Subsidiaries and any other information concerning any Loan Party or its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree to be bound by the provisions of Section 11.12.

     11.12 Confidentiality.

     The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrowers specifically designate as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 11.11, (iii) to the extent requested by any bank regulatory authority or, with notice to PhyMatrix as agent for the Borrowers, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) if the Borrowers shall have consented to such disclosure.

     11.13 Counterparts.

     This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     11.14 Agent's or Bank's Consent.

     Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its reasonable discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

     11.15 Exceptions.

     The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

     11.16 CONSENT TO FORUM; WAIVER OF JURY TRIAL.

     EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURT OF COMMON PLEAS OF ALLEGHENY COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF PENNSYLVANIA, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 11.6 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER REVOLVING CREDIT LOAN DOCUMENT OR THE COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

     11.17 Tax Withholding Clause.

     Each Bank or assignee or participant of a bank that is not incorporated under the Laws of the United States of America or a state thereof agrees that it will deliver to each of the Borrowers and the Agent two (2) duly completed copies of the following: (i) Internal Revenue

Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of the Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments. Each Bank, assignee or participant required to deliver to the Borrowers and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrowers hereunder for the account of each Bank; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a Form W-8, W-9, 4224 or 1001 further undertakes to deliver to each of the Borrowers and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, either certifying that such Bank, assignee or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes at the full withholding rate unless the Bank, assignee or participant establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions.

     11.18 Joinder of Guarantors.

     Any Subsidiary of any Borrower which is required to join this Agreement as a Guarantor pursuant to Section 8.2.9 shall execute and deliver to the Agent (i) a Guarantor Joinder in substantially the form attached hereto as Exhibit 1.1(G) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties, (ii) documents in the forms described in Section 7.1 modified as appropriate to relate to such Subsidiary; and (iii) documents necessary to grant and perfect Prior Security Interests to the Agent for the benefit of the Banks in all Collateral held by such Subsidiary. The Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within fifteen (15) Business Days after the date of the filing of such Subsidiary's articles of incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership or the date of its organization if it is an entity other than a limited partnership or corporation or, if later, the date a Borrower acquires such Subsidiary.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                                      PHYMATRIX CORP. and each of the
                                      Subsidiaries listed on the attached
                                      Subsidiaries Schedule I



                                      By: /s/ Frederick R. Leathers
                                          ------------------------------------

                                      Title: Chief Financial Officer
                                             ---------------------------------

                                      Address for Notices:


                                      197 First Avenue
                                      Needham, MA  02194
                                      Attention:  Frederick R. Leathers
                                      Telephone No. (781) 433-1120
                                      Telecopier No. (781) 433-1191


                                      With a copy to:


                                      Paul Eklund, Esquire
                                      Nutter, McClennen & Fish, LLP
                                      One International Place
                                      Boston, MA  02110-2699
                                      Telephone No. (617) 439-2303
                                      Telecopier No. (617) 973-9748
                                               and


                                      PhyMatrix Corp.
                                      777 South Flagler Drive
                                      Phillips Point, Suite 1000E
                                      West Palm Beach, Florida  33401
                                      Attention:  General Counsel
                                      Telephone (407) 655-3500
                                      Telecopier (407) 833-7175


                                      GUARANTORS:


                                      PHYMATRIX CORP. and each of the
                                      Guarantors listed on the attached
                                      Guarantors Schedule I

                                      By: /s/ Frederick R. Leathers
                                          -------------------------------------

                                      Title: Chief Financial Officer
                                             ----------------------------------

                                      Address for Notices:

                                      197 First Avenue
                                      Needham, MA  02194
                                      Attention:  Frederick R. Leathers
                                      Telephone No. (617) 433-1120
                                      Telecopier No. (617) 433-1191


                                      With a copy to:

                                      Paul Eklund, Esquire
                                      Nutter, McClennen & Fish, LLP
                                      One International Place
                                      Boston, MA  02110-2699
                                      Telephone No. (617) 439-2303
                                      Telecopier No. (617) 973-9748
                                               and

                                      PhyMatrix Corp.
                                      777 South Flagler Drive
                                      Phillips Point, Suite 1000E
                                      West Palm Beach, Florida  33401
                                      Attention:  General Counsel
                                      Telecopier (407) 833-7175
                                      Telephone (407) 655-3500



                                     PNC BANK, NATIONAL ASSOCIATION,
                                     individually and as Agent


                                      By: /s/ Scott D. Colcombe
                                          ------------------------------------

                                      Title: Assistant Vice President
                                             ---------------------------------

                                      Address for Notices:

                                      Scott D. Colcombe
                                      Assistant Vice President
                                      PNC Bank, N.A.
                                      249 Fifth Avenue
                                      One PNC Plaza, 6th Floor
                                      Pittsburgh, PA  15222-2707
                                      Telephone No. (412) 762-2149
                                      Telecopier No. (412) 768-5149

                                  With a copy to:

                                  Arlene Ohler
                                  Multi-Bank Loan Administration
                                  PNC Bank, N.A.
                                  One PNC Plaza, 4th Floor Annex
                                  249 Fifth Avenue
                                  Pittsburgh, PA  15222-2707
                                  Telephone No. (412) 762-3627
                                  Telecopier No. (412) 762-8672

                                           and

                                  Peter W. Laberee, Esquire
                                  Buchanan Ingersoll Professional Corporation
                                  Eleven Penn Center, 14th Floor
                                  1835 Market Street
                                  Philadelphia, PA  19103
                                  Telephone No. (215) 665-3817
                                  Telecopier No. (215) 665-8760

                             SUBSIDIARIES SCHEDULE I

CCC Duramed, Inc. (a Florida corporation)
CCC-Infusion, Inc. (a Florida corporation)
CCC-Indiana Lithotripsy, Inc. (a Florida corporation)
CCC-Lithotripsy, Inc. (a Florida corporation)
CCC National Lithotripsy, Inc. (a Florida corporation)
CCC Rehab, Inc. (a Florida corporation)
First Choice Health Care Services, Inc. (a Delaware corporation)
First Choice Health Care Services of Fort Lauderdale, Inc. (a Delaware corp.) First Choice Home Cares, Inc. (a Delaware corporation)
Lithotripsy America, Inc. (a Florida corporation)
Oncology Therapies of America, Inc. (a Florida corporation)
PhyMatrix of Atlanta, Inc. (a Delaware corporation)
PhyMatrix of Central Georgia, Inc. (a Delaware corporation)
PhyMatrix Management Company, Inc. (a Florida corporation)
PhyMatrix Physician Management, Inc. (a Delaware corporation)
Pinnacle Associates, Inc. (a Georgia corporation)
Nutrichem, Inc. (a Maryland corporation)
Oncology Therapies, Inc. (a Delaware corporation)
Atlanta Radiation Care, Inc. (a Delaware corporation)
Biltmore Advanced Imaging Center, Inc. (an Arizona corporation)
Charlotte Radiation Care, Inc. (a Delaware corporation)
Chattanooga Radiation Care, Inc. (a Delaware corporation)
College Park Radiation Care, Inc. (a Delaware corporation)
Computerized Tomography Center, Inc. (a Delaware corporation)
Falls Church Radiation Care, Inc. (a Delaware corporation)
Greenville Radiation Care, Inc. (a Delaware corporation)
Montgomery Radiation Care at Baptist, Inc. (a Delaware corporation) Montgomery Radiation Care, Inc. (a Delaware corporation)
Nashville Radiation Care, Inc. (a Delaware corporation)
North Atlanta Radiation Care, Inc. (a Delaware corporation)
North Fulton Radiation Care, Inc. (a Delaware corporation)
Northern Virginia Radiation Care, Inc. (a Delaware corporation)
Orlando Radiation Care, Inc. (a Delaware corporation)
Rockville Radiation Care, Inc. (a Delaware corporation)
University Place Radiation Care, Inc. (a Delaware corporation)
Vista Radiation Care, Inc. (a Delaware corporation)
Waldorf Radiation Care, Inc. (a Delaware corporation)
PhyMatrix Psychological Management, Inc. (a Delaware corporation)
PhyMatrix of Tampa, Inc. (a Delaware corporation)
PhyMatrix Mid-Atlantic Management, Inc. (a Delaware corporation)
PhyMatrix Endoscopy Center, Inc. (a Florida corporation)
PhyMatrix Northeast, Inc. (a Delaware corporation)
First Phynet, Inc. (a Delaware Corporation)
First Phynet, LLC (a Delaware Corporation)

New Jersey Medical Management, L.L.C. (a New York corporation)
PhyMatrix Acquisition I, Inc. ( a Delaware corporation)
PhyMatrix Dade County, Inc. (a Delaware corporation)
PhyMatrix Network Management, Inc. (a Delaware corporation)
PhyMatrix of Brooklyn, Inc. (a Delaware corporation)
PhyMatrix of New Jersey, Inc. (a Delaware corporation)
PhyMatrix Pulmonary Network, Inc. (a Florida corporation)
Physicians Consultant and Management Corporation (a Florida corporation) Physicians Consultant and Management Corporation of New York (a New York corporation)
Physicians Consultant and Management Corporation of North Carolina (a Florida corporation)
Gardens Surgery Center of Palm Beach County (a Florida corporation)

                             GUARANTORS SCHEDULE I

CCC Duramed, Inc. (a Florida corporation)
CCC-Infusion, Inc. (a Florida corporation)
CCC-Indiana Lithotripsy, Inc. (a Florida corporation) CCC-Lithotripsy, Inc. (a Florida corporation)
CCC National Lithotripsy, Inc. (a Florida corporation)
CCC Rehab, Inc. (a Florida corporation)
First Choice Health Care Services, Inc. (a Delaware corporation) First Choice Health Care Services of Fort Lauderdale, Inc.
 (a Delaware corporation)
First Choice Home Cares, Inc. (a Delaware corporation)
Lithotripsy America, Inc. (a Florida corporation)
Oncology Therapies of America, Inc. (a Florida corporation) PhyMatrix of Atlanta, Inc. (a Delaware corporation)
PhyMatrix of Central Georgia, Inc. (a Delaware corporation) PhyMatrix Management Company, Inc. (a Florida corporation) PhyMatrix Physician Management, Inc. (a Delaware corporation) Pinnacle Associates, Inc. (a Georgia corporation)
Nutrichem, Inc. (a Maryland corporation)
Oncology Therapies, Inc. (a Delaware corporation)
Atlanta Radiation Care, Inc. (a Delaware corporation)
Biltmore Advanced Imaging Center, Inc. (an Arizona corporation) Charlotte Radiation Care, Inc. (a Delaware corporation)
Chattanooga Radiation Care, Inc. (a Delaware corporation)
College Park Radiation Care, Inc. (a Delaware corporation) Computerized Tomography Center, Inc. (a Delaware corporation)
Falls Church Radiation Care, Inc. (a Delaware corporation) Greenville Radiation Care, Inc. (a Delaware corporation)
Montgomery Radiation Care at Baptist, Inc. (a Delaware corporation) Montgomery Radiation Care, Inc. (a Delaware corporation)
Nashville Radiation Care, Inc. (a Delaware corporation)
North Atlanta Radiation Care, Inc. (a Delaware corporation)
North Fulton Radiation Care, Inc. (a Delaware corporation)
Northern Virginia Radiation Care, Inc. (a Delaware corporation) Orlando Radiation Care, Inc. (a Delaware corporation)
Rockville Radiation Care, Inc. (a Delaware corporation)
University Place Radiation Care, Inc. (a Delaware corporation) Vista Radiation Care, Inc. (a Delaware corporation)
Waldorf Radiation Care, Inc. (a Delaware corporation)
PhyMatrix Psychological Management, Inc. (a Delaware corporation) PhyMatrix of Tampa, Inc. (a Delaware corporation)
PhyMatrix Mid-Atlantic Management, Inc. (a Delaware corporation) PhyMatrix Endoscopy Center, Inc. (a Florida corporation)
PhyMatrix Northeast, Inc. (a Delaware corporation)
First Phynet, Inc. (a Delaware Corporation)

First Phynet, LLC (a Delaware Corporation)
New Jersey Medical Management, L.L.C. (a New York corporation)
PhyMatrix Acquisition I, Inc. ( a Delaware corporation)
PhyMatrix Dade County, Inc. (a Delaware corporation)
PhyMatrix Network Management, Inc. (a Delaware corporation)
PhyMatrix of Brooklyn, Inc. (a Delaware corporation)
PhyMatrix of New Jersey, Inc. (a Delaware corporation)
PhyMatrix Pulmonary Network, Inc. (a Florida corporation)
Physicians Consultant and Management Corporation (a Florida corporation) Physicians Consultant and Management Corporation of New York (a New York corporation)
Physicians Consultant and Management Corporation of North Carolina (a Florida corporation)
Gardens Surgery Center of Palm Beach County (a Florida corporation)
DASCO Development Corporation (a Florida corporation)
DASCO Development West, Inc. (a California corporation)












                                      -2-